Exhibit (a)(1)(A)

ZORAN CORPORATION

OFFER TO EXCHANGE CERTAIN

OUTSTANDING STOCK OPTIONS

EXPIRES DECEMBER 10, 2009

OFFER CIRCULAR

Zoran Corporation (“Zoran,” “we” or “us”) is offering certain of our employees the right to exchange certain outstanding stock options for the right to receive a replacement restricted stock unit award under our 2005 Equity Incentive Plan (the “2005 Plan”). This offer is referred to as the “Offer.” The terms and conditions of the Offer and the right to receive a replacement award are described in this Offer Circular (“Offer Circular”). This Offer Circular applies to those persons who are eligible to participate in the Offer. You may participate in the Offer only if Zoran or one of our subsidiaries employs you at the time the Offer expires, except that executive officers and directors of Zoran are not eligible to participate in the Offer. Even if you are eligible, you do not have to accept the Offer.

If you are eligible to participate in the Offer, you may elect to tender in the Offer your outstanding Zoran stock options that (1) have an exercise price that is greater than $12.00 per share, (2) were granted before November 12, 2007, and (3) have a term that is scheduled to expire after November 12, 2011. We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options. Furthermore, if the exercise price of any options you tender is less than the closing price of our common stock on the date the Offer expires, those options will not be accepted for exchange in the Offer and will continue to be governed by their existing terms. If you are eligible, you may accept the Offer with respect to any or all of your Eligible Options.

If you want to accept the Offer with respect to your Eligible Options, we must receive your election to accept the Offer by the time the Offer expires. The expiration time of the Offer is 9:00 p.m., Pacific Time, on December 10, 2009. We may, however, extend the expiration time. This Offer Circular includes more detailed instructions for making an election to accept the Offer. We are also providing to you along with this Offer Circular a personalized Election Form and Release Agreement that includes an individualized statement showing your options that qualify as Eligible Options. If you accept the Offer, the Eligible Options that you tender for exchange will be cancelled at the time the Offer expires, and we will grant a replacement award of restricted stock units (“Replacement Award”) to you as of the expiration date of the Offer if you are still employed by Zoran at that time, except in certain limited circumstances described in more detail herein.

If you are eligible and accept the Offer, your Replacement Award will cover a number of restricted stock units (“RSUs”) determined based on an exchange ratio of one RSU for every 3.5 shares subject to the Eligible Option accepted for exchange pursuant to the Offer (rounded to the nearest whole RSU). The number of RSUs may be adjusted, however, for any stock splits, recapitalizations and similar events that occur before the Replacement Awards are actually granted. All Replacement Awards will be granted under our 2005 Plan and will be subject to a new vesting schedule of approximately three years. This is the case even if your Eligible Options were vested before the Offer commenced or become vested before the Offer expires. The other terms and conditions of the Replacement Awards are described in more detail in this Offer Circular.

We must provide you with the detailed information set forth in this Offer Circular because accepting the Offer has legal consequences. It is important that you read the detailed terms of the Offer and other information contained and referred to in this Offer Circular. Capitalized terms used in this Offer Circular are defined in this Offer Circular.

The Date of this Offer Circular is November 12, 2009.

TABLE OF CONTENTS

Summary Term Sheet		1
Risk Factors		5
Terms of the Offer		7
Background and Reasons for the Offer		7
The Offer		9
The Calculation of Replacement Awards		16
Description of Terms and Conditions of Replacement Awards		17
Other Provisions; Administration		19
Federal Income Tax and Social Security Consequences		25
Additional Information; Incorporation of Documents by Reference		28
Attachments:
A.	Prospectus for 2005 Equity Incentive Plan
B.	Form of RSU Award Agreement (US Participants)
C.	Form of RSU Award Agreement (Non-US Participants)
D.	Form of RSU Award Agreement (Participants in Israel)
E.	Selected Financial Data
F.	Guide to International Issues

INDEX OF DEFINED TERMS

Page
2005 Plan	cover page
Board	18
Cancelled Options	3
Code	18
Company	1, 9
Compensation Committee	10
Election Form	2
Eligible Options	cover page, 1, 9
Exchange	1
FICA	26
Notice of Change of Election	2
Offer	cover page
Offer Circular	cover page
Replacement Award	cover page
Replacement Award Grant Date	3
RSU Agreement	16
RSUs	cover page, 3
SEC	17
Zoran	cover page

SUMMARY TERM SHEET

The following is a summary of some of the key terms and conditions of the Offer. It is important that you read the detailed terms of the Offer that are contained in the “Terms of the Offer” section in this Offer Circular. You should also be sure to read the “Risk Factors” section in this Offer Circular and the other information contained and referred to in this Offer Circular.

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Reasons for the Offer. We have granted stock options annually to a substantial number of our employees and employees of our subsidiaries. When we approve the grant of a stock option, we establish the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The exercise price per share is set based on the market price of a share of our common stock on the effective date of the option grant. Thus, an employee receives value only if he or she exercises the option and sells the purchased shares at a price that exceeds the option’s exercise price.

Like many semiconductor companies, our stock price has experienced a significant decline driven primarily by the impact the worldwide economic downturn has had on our business. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. It is unclear when an economic recovery will take place and there remains a high degree of uncertainty around consumer demand. Despite these challenges, management feels strongly that we will weather the downturn and emerge in a position to benefit from a recovery. In order to accomplish this, retaining employees, many of whom are highly-specialized engineers that would be difficult to replace, is a necessity. Many of these employees have had and we suspect will continue to have other opportunities, with employers who can offer new equity-based awards reflecting current trading prices. Accordingly, we believe the Offer will serve as a key component to our success by motivating our employees to remain with us.

Our board of directors approved the Offer so that you have an opportunity to exchange your Eligible Options for a Replacement Award (the “Exchange”). Of course, you do not have to accept the Offer. You must decide whether your prospects for long-term compensation from your Eligible Options are better if you continue to hold your Eligible Options or if you tender them in the Offer. In making your decision, be sure to bear in mind the factors described under “Risk Factors” below and your own individual circumstances to determine if accepting the Offer is the right decision for you. None of our board of directors, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

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Optionees eligible for the Offer. You must be an employee of the Company at the expiration time of the Offer in order to participate in the Offer. (The term “Company” is used in this Offer Circular to mean Zoran and/or any other corporation or entity the majority of the voting stock or equity interests of which is owned or controlled, directly or indirectly, by Zoran, as the context requires.) However, our executive officers and members of our board of directors are not eligible to participate in the Offer.

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Options eligible for the Offer. The stock options that may be tendered in the Offer are only those outstanding stock options granted by Zoran under its equity incentive plans that (1) have an exercise price that is greater than $12.00 per share, (2) were granted before November 12, 2007, and (3) have a term that is scheduled to expire after November 12, 2011. We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options. For example, you may not tender those Zoran options that were granted at any time after November 12, 2007. Furthermore, if the exercise price of any options you tender is less than the closing price of our common stock on the date the Offer expires, those options will not be accepted for exchange in the Offer and will continue to be governed by their existing terms.

If you are eligible, you may accept the Offer with respect to any or all of your Eligible Options. As to any particular Eligible Option, you may elect to exchange the entire option or no portion of the option, but you may not elect to exchange only a portion of the option. Unless you revoke your acceptance of the Offer before the expiration time of the Offer, once you submit your election form to us you will not be able to exercise Eligible Options that are vested or become vested prior to the date that the Offer expires.

For details of the Offer, see the “Terms of the Offer” section of this Offer Circular generally. Please note that if you accept the Offer but you are not (for any reason) an employee of the Company at the expiration time of the Offer, you will not be granted a Replacement Award and your Eligible Options will be governed by their existing terms (including the applicable periods to exercise your vested Eligible Options following a termination of your employment).

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Additional information about the Offer. If you are eligible to participate in the Offer, we are providing to you along with this Offer Circular a personalized Election Form and Release Agreement (the “Election Form”) that includes an individualized statement that shows which of your options are considered Eligible Options so you can complete the election form required in connection with the Offer, along with a form of Notice of Change of Election (the “Notice of Change of Election”) to be used if you decide before the Offer expires you want to withdraw any Eligible Options you previously elect to exchange. If you need another copy of your personalized Election Form or a Notice of Change of Election or if you have any questions regarding the Offer, you may contact Karen Pereira, our Stock Plan Administrator, at optionexchange@zoran.com or the telephone or fax number below:

Karen Pereira

Stock Plan Administrator

Zoran Corporation

1390 Kifer Road

Sunnyvale, California 94086

tel: +1 408 523 6596

fax: +1 408 523 6541

Please be sure to allow at least five business days for us to respond to your request.

We understand that the decision whether or not to participate in the Offer will be a challenging one for many employees. The Offer does carry considerable risk, and there are no guarantees as to either our future stock performance or whether the Replacement Awards will ultimately have the same value as, or a greater or lesser value than, any Eligible Options you may want to exchange in the Offer. Therefore, the decision to participate in the Offer must be your personal decision, and it will depend largely on your assumptions about the future economic environment, the performance of the overall market and companies in our sector, and our own business, performance and stock price, as well as your continued employment with the Company as the Replacement Awards will be subject to a new vesting schedule.

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How to Accept the Offer. First, review the information in this Offer Circular and the documents referred to in this Offer Circular. Then, complete, sign and date the Election Form referred to in the response to Question 6 below. You must file the Election Form with us in the manner and within the time period indicated in that response in order to accept the Offer. By accepting the Offer, you agree to the cancellation of your Eligible Options that you elect to exchange and to the terms and conditions of your Replacement Award as set forth in the 2005 Plan and the award agreement that evidences your RSUs.

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Expiration Time. The Offer will expire at 9:00 p.m., Pacific Time, on December 10, 2009. We may, however, extend the Offer. If you want to accept the Offer with respect to any of your outstanding Eligible Options, we must receive your completed election to accept the Offer before the expiration time of the Offer. Otherwise, you will be deemed to have rejected the Offer. If you have more than one Eligible Option and you accept the Offer as to less than all of your Eligible Options, you will be deemed to have rejected the Offer as to any Eligible Option other than those you affirmatively elect to exchange.

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Consequences of Not Accepting the Offer. As indicated above, you do not have to accept the Offer. If you decline, or if you do not timely return a valid election to accept the Offer, your Eligible Options will remain outstanding subject to their existing terms. If you have more than one Eligible Option and you accept the Offer as to less than all of your Eligible Options, your Eligible Options that you do not affirmatively elect to exchange will remain outstanding subject to their existing terms.

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Grant of Replacement Awards. If you accept the Offer, your Eligible Options that are tendered in the Exchange will terminate at the expiration time of the Offer. These terminated Eligible Options are referred to as your “Cancelled Options.” You will then have a right to receive a Replacement Award of restricted stock units (“RSUs”) from us as of the date on which the Offer expires.

RSUs are bookkeeping entries, used solely as a device to determine the number of shares of Zoran common stock to be eventually distributed to you. You will not have any voting rights, dividend rights or other rights as a stockholder with respect to the RSUs prior to the time the RSUs vest and are paid as shares of our common stock. The number of RSUs you will receive in exchange for your Cancelled Options will be determined based on an exchange ratio of one RSU for every 3.5 shares subject to your Cancelled Option (rounded to the nearest whole RSU).

The RSUs will be granted under our 2005 Plan and will be subject to a new vesting schedule of approximately three years. The RSUs will be scheduled to vest in six substantially equal semi-annual installments on February 1 and August 1 each year, with the first scheduled vesting date for the RSUs being August 1, 2010 and the last scheduled vesting date being February 1, 2013. The February 1 and August 1 vesting dates are intended to occur in open trading windows under the Company’s insider trading policies.

It is very important that you read this Offer Circular, its attachments, and all of the documents referred to in this Offer Circular in making your decision whether to participate in the Exchange.

The Replacement Awards will be granted as of the expiration date of the Offer. If we extend the Offer, we will adjust the Replacement Award grant date to correspond to the new expiration time of the Offer. The date that the Replacement Awards are granted is referred to as the “Replacement Award Grant Date.”

IMPORTANT

Our board of directors has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our board of directors, our management, or our affiliates or agents makes any recommendation whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial status, you should consult your financial advisor.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE OR FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

RISK FACTORS

The value of your Eligible Options may be the same as, or greater or less than, the Replacement Award offered to you in the Exchange. As noted below, the Replacement Awards will be subject to a new vesting schedule and are taxed differently from options. In certain circumstances, you will not be granted a Replacement Award even if you tendered Eligible Options that terminated in connection with the Exchange.

If you accept the Offer, your Eligible Options will terminate. If you accept the Offer, your Eligible Options tendered in the Exchange will terminate at the expiration time of the Offer as described in the response to Question 11 below.

The Replacement Awards could have a lower value than your Eligible Options. The number of RSUs that you will be granted as a Replacement Award if you elect to tender any of your Eligible Options will be determined in the manner described in the response to Question 18 below. The exchange ratio that is used for this purpose has been calculated solely for purposes of this Offer. The actual value of any Eligible Option could be less than, more than, or equal to the value of the Replacement Award that would be granted with respect to that Eligible Option (if it is exchanged in the Offer) as determined for purposes of the Offer. Because the exchange ratio is not 1:1, you will receive fewer RSUs than the options that you exchange. Certain levels of stock price appreciation could render any Eligible Option more valuable than the RSUs that are offered for that option. In light of these and other risks of tendering, you may be better off keeping your Eligible Options rather than tendering them in the Exchange.

The Replacement Awards are subject to a new vesting schedule. The Replacement Awards will vest over a period of approximately three years from the Replacement Award Grant Date. Therefore, if you accept the Offer and your employment terminates before your Replacement Award vests, your unvested RSUs subject to your Replacement Award will be forfeited even though the Cancelled Options that you exchanged had already vested or may have vested if you had not exchanged them. In such circumstances, your Cancelled Options will not be reinstated and you will receive no benefit with respect to your RSUs. You have no right to continued employment with the Company.

If you terminate employment with the Company before the expiration of the Offer, you will not receive a Replacement Award. If you resign, quit or die, or if your employment with the Company terminates for any reason whatsoever before the expiration time of the Offer, we will not grant you a Replacement Award and your Eligible Options will be governed by their existing terms (including the applicable periods to exercise your vested Eligible Options following a termination of your employment). You have no right to continued employment with the Company.

The Replacement Awards have different risks than your Cancelled Options. Because RSUs represent the right to receive shares of Zoran common stock at the future payment date, your rights to the grant and payment of RSUs are only those of a general unsecured creditor of Zoran. The payment of the RSUs is subject to Zoran’s continued solvency. In addition, the economic effect of RSUs is similar to an investment in Zoran common stock. However, unlike a stockholder, you cannot sell or pledge your RSUs and your RSUs do not carry any voting, dividend or other stockholder rights.

RSUs are non-transferable and cannot readily be converted into cash, and thus their “value” will increase or decrease according to fluctuations in the price of our common stock until they vest and are paid to you in the form of unrestricted shares. You may lose value to the extent of any decline in the fair market value of Zoran common stock or its failure to increase at a rate commensurate with lost opportunities. There is no guarantee there will be any appreciation or return on your RSUs.

There are risks related to our business and our common stock. You should carefully review the risk factors identified above and in our reports filed with the Securities and Exchange Commission (“SEC”), including those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our subsequent Quarterly Reports on Form 10-Q before deciding whether to accept the Offer. These risks may affect the value of the Eligible Options and any Replacement Awards. See the section titled “Additional Information; Incorporation of Documents by Reference” below for more information about our SEC filings and how to obtain copies of these documents.

Our board of directors has approved the Offer. However, you must make your own decision to accept or reject the Offer. None of our board of directors, our management, our affiliates or our agents makes any recommendation as to whether you should accept or reject the Offer.

We have not authorized anyone to make any recommendation on our behalf as to whether you should accept the Offer. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and the representations contained in this Offer Circular and in the documents expressly referred to in this Offer Circular. You should rely only on the information contained in this Offer Circular and the information contained in the documents expressly referred to in this Offer Circular.

If anyone makes any recommendation or representation to you or gives you any information that is not contained in this Offer Circular or in the documents expressly referred to in this Offer Circular, even if that person is an employee or other representative of the Company, you must not rely upon that recommendation, representation or other information as having been authorized by the Company.

If you have any questions about the impact of the Offer on your financial or tax status, you should consult your financial or tax advisor.

TERMS OF THE OFFER

The precise terms and conditions of the Offer are contained in the responses to the following questions:

•	Background and Reasons for the Offer: Question 1

•	The Offer: Questions 2 through 17

•	The Calculation of Replacement Awards: Question 18

•	Description of Terms and Conditions of Replacement Awards: Questions 19 through 26

•	Other Provisions; Administration: Questions 27 through 37

•	U.S. Federal Income Tax and Social Security Consequences: Questions 38 through 45

Capitalized terms not otherwise defined in this section have the meanings given to them elsewhere in this Offer Circular. See the Index of Defined Terms at the start of this document.

Background and Reasons for the Offer

This section generally describes why we are making the Offer and answers some questions that you may have regarding the general structure of the Offer.

1.	Why is Zoran making the Offer?

We have granted stock options annually to a substantial number of our employees and employees of our subsidiaries. When we approve the grant of a stock option, we establish the exercise price that the employee must pay to purchase shares of common stock when the option is exercised. The exercise price per share is set based on the market price of a share of our common stock on the effective date of the option grant. Thus, an employee receives value only if he or she exercises the option and sells the purchased shares at a price that exceeds the option’s exercise price.

Like many semiconductor companies, our stock price has experienced a significant decline driven primarily by the impact the worldwide economic downturn has had on our business. As a result, many of our employees hold options with exercise prices significantly higher than the current market price of our common stock. As of November 11, 2009, employees held Eligible Options covering approximately 2,667,687 shares with exercise prices ranging from $12.01 per share to $29.13 per share, while the closing price of our common stock on the Nasdaq Global Select Market on that date was $9.75. These “out-of-the-money” options are no longer effective as performance and retention incentives. Over the years, we have continually invested in leading edge technologies and growth initiatives to enhance our competitive position in new and existing market segments. We believe that to maintain our competitive positions and enhance long-term stockholder value we need to maintain competitive employee compensation, incentive and retention programs. An equity stake in the success of the company is a critical component of these programs. We believe the Offer is in the best interest of Zoran and its stockholders as it would help realign equity incentives with current market realities, provide us with an opportunity to restore incentives for eligible employees to help achieve our future growth and success and as discussed below, help us in retaining employees critical to our future success.

We have worked aggressively to meet the challenges of the economic downturn and we are highly focused on controlling costs and improving efficiencies. We have successfully worked to control costs and have made selective reductions in our headcount. We have maintained a strong balance sheet including a substantial cash balance, reduced accounts receivables and continued declines in inventories. However, the dramatic decline in consumer spending has severely impacted our business and we are seeing increasing pressure on pricing and margins for our products. We experienced an unprecedented 41% decline in fourth quarter revenue for fiscal year 2008 from the third quarter, resulting in revenue levels we have not seen since the first quarter of 2005.

While we will continue with our efforts to control costs and maintain market position, the impact of the deteriorating macroeconomic environment has caused a significant decline in the price of our common stock. It is unclear when an economic recovery will take place and there remains a high degree of uncertainty around consumer demand. Despite these challenges, management feels strongly that we will weather the downturn and emerge in a position to benefit from a recovery. In order to accomplish this, it is necessary to retain employees, many of whom are highly-specialized engineers that would be difficult to replace. Many of these employees have had and we suspect will continue to have other opportunities, with employers who can offer new equity-based awards reflecting current trading prices. Accordingly, we believe the Offer will serve as a key component to our success by motivating our employees to remain with us.

Many of the Eligible Options have been out of the money for an extended period of time and, therefore, have not been exercised by our employees. Coupled with periodic grants of options to new and continuing employees, the number of shares subject to outstanding options has steadily increased as a percentage of our total shares of common stock outstanding, creating a significant stock award “overhang” (which is generally the number of shares subject to a company’s outstanding equity awards expressed as a percentage of the company’s total number of issued and outstanding shares). Under the Offer, participating employees will receive significantly fewer Stock Units than the number of shares subject to options surrendered. In addition, shares subject to Eligible Options that were granted under one of our equity incentive plans other than the 2005 Plan and are surrendered in the Offer will not be available for award grant purposes under the 2005 Plan or any of our other plans. Shares subject to Eligible Options that were granted under the 2005 Plan and are surrendered in the Offer will be available for future awards under the 2005 Plan, but this number of shares will be reduced by the number of shares subject to RSUs granted pursuant to the Offer using the share-counting ratio applicable to awards of RSUs granted under the 2005 Plan. As provided in the 2005 Plan, each share subject to an RSU award granted pursuant to the Offer will be counted against the share limits of the 2005 Plan as 1.3 shares for every one share actually issued in connection with the award.

Our board of directors approved the Offer so that you have an opportunity to exchange your Eligible Options for a Replacement Award. Of course, you do not have to accept the Offer. You must decide whether your prospects to realize value from your Eligible Options are better if you continue to hold your Eligible Options or if you tender them in the Offer. In making your decision, be sure to bear in mind the factors described under “Risk Factors” above and your own individual circumstances to determine if accepting the Offer is the right decision for you. None of our board of directors, our management, or our affiliates or agents makes any recommendation as to whether you should accept or reject the Offer.

The Offer

This section describes the terms of the Offer, including the deadline for accepting the Offer, eligibility rules, how to accept the Offer, which options may be tendered in the Offer, and other terms and conditions of the Offer. The terms of the Offer set forth in this Offer Circular control if there is any inconsistency between this Offer Circular and any other document.

2.	What is the deadline for the Offer?

If you are eligible and want to accept the Offer, the deadline for submitting your Election Form is 9:00 p.m., Pacific Time, on December 10, 2009, unless we, in our sole discretion, extend the Offer. If we do not receive your Election Form before that deadline, you will not be allowed to participate in the Exchange.

3.	Who is eligible to participate in the Offer?

You are eligible to participate in the Offer only if you are an employee of the Company at the expiration time of the Offer. (The term “Company” is used in this Offer Circular to mean Zoran and/or any other corporation or entity the majority of the voting stock or equity interests of which is owned or controlled, directly or indirectly, by Zoran, as the context requires.) However, our executive officers and members of our board of directors are not eligible to participate in the Offer.

4.	What are the conditions to the Offer?

The Offer is conditioned on your being employed with the Company, as described in the response to Question 3 above, at the expiration time of the Offer. In addition, the Offer is conditioned on your satisfactorily completing and returning to us your Election Form by 9:00 p.m., Pacific Time, on December 10, 2009, as described in the response to Question 6 below.

5.	What stock options may I tender/exchange in the Offer?

If you are eligible to participate, the stock options that you may tender in the Offer are your outstanding stock options granted by Zoran under its equity incentive plans that (1) have an exercise price that is greater than $12.00 per share, (2) were granted before November 12, 2007, and (3) have a term that is scheduled to expire after November 12, 2011. We refer to these options in this Offer Circular as your “Eligible Options.” You may not tender any other stock options. For example, you may not tender those Zoran options that were granted at any time after November 12, 2007. Furthermore, if the exercise price of any options you tender is less than the closing price of our common stock on the date the Offer expires, those options will not be accepted for exchange in the Offer and will continue to be governed by their existing terms. If you are eligible, you may accept the Offer with respect to any or all of your Eligible Options. As to any particular Eligible Option, you may elect to exchange the entire option or no portion of the option, but you may not elect to exchange only a portion of the option. Unless you revoke your acceptance of the Offer (by submitting a completed, signed Notice of Change of Election before the expiration time of the Offer as described in the response to Question 10 below), once you submit your Election Form to us you will not be able to exercise Eligible Options that are vested or become vested prior to the date that the Offer expires.

6.	How may I accept the Offer?

Read Offer Circular and Election Form. To accept the Offer, you should first carefully review this Offer Circular and the documents referred to in this Offer Circular.

Assemble Option Information. You should then assemble the option information that you will need to complete the Election Form. The Election From includes an individualized statement showing your Eligible Options. If you need another copy of your Election Form, please contact Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2. Please be sure to allow at least five business days for us to respond to your request.

You are responsible for confirming that the options included in your Election Form satisfy the eligibility requirements described in the response to Question 3 above and for confirming that all of your Eligible Options are reflected in your statement. Any discrepancies should promptly be reported to Karen Pereira at the email address, mailing address or telephone number given above.

Complete, Sign and Date Election Form. You should then complete, sign and date the Election Form that is being provided to you along with this Offer Circular. If you want to accept the Offer, you must indicate on the Election Form that you accept the Offer and agree to the terms set forth in the Election Form.

Return Election Form. You should then mail, hand deliver, fax or e-mail (in portable document format (PDF) only) the completed, signed and dated Election Form to Zoran at the following address for receipt before 9:00 p.m., Pacific Time, on December 10, 2009, or any later expiration time to which the Offer has been extended:

Karen Pereira

Stock Plan Administrator

Zoran Corporation

1390 Kifer Road

Sunnyvale, California 94086

tel: +1 408 523 6596

fax: +1 408 523 6541

e-mail: optionexchange@zoran.com

If you want to make your election by e-mail, you must submit a PDF of a completed, signed and dated Election Form prior to the deadline. We cannot accept Election Forms by e-mail in any other form, and we cannot accept Election Forms by any means of delivery other than those means identified above. If you do not return your Election Form to Zoran via e-mail or inter-office mail, you must pay all mailing or courier costs to deliver your Election Form to us. The method by which you deliver the signed Election Form to us is at your option and risk, even if you use the Zoran inter-office mail, and delivery will be effective only when the form is actually received by us. In all cases, you should allow sufficient time to ensure timely delivery. If we do not receive a valid Election Form from you prior to the deadline described in the response to Question 6, you will be deemed to have rejected the Offer.

If you do not receive an Election Form or need additional information, please contact Karen Pereira at the email address, mailing address, or telephone number given above. If you request an Election Form, be sure to allow at least five business days for delivery to you.

We are not obligated, and no other person is obligated, to give you notice of any defects or irregularities in any election, nor will anyone incur any liability for failure to give any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of elections. Our determination of these matters will be final and binding.

If you would like confirmation that we have received your Election Form, please contact Karen Pereira at the email address or telephone number above. Note, however, that we will only confirm whether we have received something from you, not whether you completed the Election Form correctly.

Other. If the Election Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless we have waived this requirement, submit evidence satisfactory to Zoran of their authority to act in this capacity.

Your election to accept or reject the Offer will become irrevocable upon the expiration time of the Offer. Be sure to read your Election Form. The effectiveness of any election that you may make to accept the Offer is subject to the eligibility conditions described in the response to Question 3 above.

Your election to participate in the Exchange pursuant to the terms and conditions described in this Offer Circular constitutes your acceptance of the terms and conditions of the Offer. Our acceptance for cancellation of your Eligible Options tendered in the Exchange will constitute a binding agreement between you and us on the terms and subject to the conditions of this Offer Circular.

The Offer does not apply to any options that you may own that are not Eligible Options.

You are responsible for the method of delivery of your Election Form, ensuring that it is accurate and complete, and ensuring that we receive your Election Form before the expiration time of the Offer. You should allow sufficient time to ensure timely delivery of your Election Form. If you miss the deadline, you will not be allowed to participate in the Offer.

7.	Can I choose which options I want to tender?

Yes. If you are eligible to participate, you may accept the Offer with respect to any or all of your Eligible Options. As to any particular Eligible Option, you may elect to exchange the entire option or no portion of the option, but you may not elect to exchange only a portion of the option.

8.	Can I tender options that I have already exercised?

No. The Offer applies only to your Eligible Options that are unexercised and outstanding as of the expiration time of the Offer. It does not apply in any way to shares that you purchased by exercising an Eligible Option before the expiration time of the Offer. If you exercise an Eligible Option, that option is no longer outstanding and is therefore not included in the Offer. Options that terminate before the expiration time of the Offer are similarly no longer outstanding and are therefore not included in the Offer.

9.	Do I have to pay money or taxes if I accept the Offer?

You will not have to make any payments to us if you accept the Offer. If you accept the Offer, there will be no federal income tax consequences either at the time you accept the Offer or at the time you receive a Replacement Award. Your Replacement Award will be taxed to you upon vesting or payment of the award as described in the responses to Questions 38-45 below. The tax consequences of your Replacement Award will be different than the tax consequences of stock options. If you are subject to taxation in a jurisdiction other than the U.S., please see the tax discussion in Attachment F for the relevant jurisdiction and consult with your own tax advisor.

10.	What if I change my mind?

If you file an Election Form and want to change or withdraw your election, you may do so by filing a Notice of Change of Election indicating the changes to your previous election in accordance with the procedures described in the response to Question 6 above so that we receive your Notice of Change of Election before the expiration time of the Offer. You may use a Notice of Change of Election to change your election with respect to some or all of your Eligible Options. With respect to any particular Eligible Option, we will rely on the last Election Form or Notice of Change of Election that you validly submit and we receive before the expiration time of the Offer indicating your election as to that Eligible Option.

If you want to change your election and you need a new Notice of Change of Election, you may request one from Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2. Please be sure to allow at least five business days for us to respond to your request.

Any Election Form or Notice of Change of Election that we receive after the expiration time of the Offer will not be valid. You may not change or withdraw any election after the expiration time of the Offer.

11.	Will my tendered Eligible Options terminate if I accept the Offer?

If you accept the Offer, your Eligible Options tendered in the Exchange will automatically terminate at the expiration time of the Offer, and we will grant you a Replacement Award on the terms and conditions described in this Offer Circular.

Although we intend to accept all validly tendered Eligible Options immediately after expiration of the Offer, if we have not accepted the Eligible Options you tender within 40 business days of the commencement of the Offer, you may withdraw your tendered Eligible Options at any time thereafter.

12.	Can the Offer be modified?

Yes. Prior to the expiration time of the Offer, we may, in our sole discretion, extend, modify or, upon the occurrence of any of the events set forth below, revoke the Offer. We will notify you if the Offer is revoked. You will also be notified (and given an opportunity to change any Election Form that you may have previously filed) if we modify the Offer in any material manner. If we do modify the Offer in any material manner or waive a material condition of the Offer, we will ensure that at least five (5) business days remain in the Offer from the time we notify you of the material change to the expiration time of the Offer. We will extend the expiration time of the Offer as necessary to satisfy this requirement.

The Replacement Awards will be granted as of the date on which the Offer expires, including any extensions of the Offer. See the responses to Questions 19-26 below for conditions applicable to Replacement Award grants.

Notwithstanding any other provision of the Offer, we are not required to accept any Eligible Options returned to us for exchange, and we may terminate or amend the Offer, or postpone our acceptance and cancellation of any Eligible Options returned to us, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, if at any time on or after the commencement date of the Offer and prior to the expiration time of the Offer any of the following events has occurred, or has been determined by us to have occurred and, in our reasonable judgment in any such case, the occurrence of such event or events makes it inadvisable for us to proceed with the Offer or with such acceptance and cancellation of Eligible Options returned to us for exchange:

•

there shall have been threatened or instituted or be pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal, or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the Offer, the acquisition of some or all of the tendered Eligible Options pursuant to the Offer, the grant of Replacement Awards, or otherwise relates in any manner to the Offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us or you;

•

an action shall have been threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced, or deemed to be applicable to the Offer or to us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly: (1) make the acceptance for exchange of, or grant of Replacement Awards for, some or all of the tendered Eligible Options illegal or otherwise restrict or prohibit consummation of the Offer; (2) delay or restrict our ability, or render us unable, to accept for exchange, or grant Replacement Awards for, some or all of the tendered Eligible Options; or (3) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Company, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the contemplated benefits of the Offer to us or you;

•

there shall have occurred: (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market; (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory; (3) the commencement of a war, terrorist act, armed hostilities or other international or national crisis directly or indirectly involving the United States; (4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States; (5) any significant decrease in the market price of the shares of our common stock or any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of the Company or on the trading in our common stock, or that, in our reasonable judgment, makes it inadvisable to proceed with the Offer; (6) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration, escalation or worsening thereof; or (7) any decline in either the Dow Jones Industrial Average, the Nasdaq Global Select Market or the Standard and Poor’s 500 Index by an amount in excess of 10% measured during any time period after the close of business on November 12, 2009;

•

a tender or exchange offer with respect to some or all of our common stock, or a merger or acquisition proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed, or we shall have learned that: (1) any person, entity or “group,” within the meaning of Section 13(d)(3) of the Securities Exchange Act, shall have acquired or proposed to acquire beneficial ownership of more than 5% of the outstanding shares of our common stock, or any new group shall have been formed that beneficially owns more than 5% of the outstanding shares of our common stock, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before November 12, 2009; (2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before November 12, 2009 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares of our common stock; or (3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or our subsidiaries’ assets or securities;

•

there shall have occurred any change in U.S. generally accepted accounting principles or the application or interpretation thereof that could or would require us for financial reporting purposes to record compensation expenses against our operating results in connection with the Offer that would be excess of any compensation expenses that we would be required to record under U.S. generally accepted accounting principles in effect at the time we commence the Offer;

•

there shall have been enacted, enforced or deemed applicable to us any rules, regulations or actions by any governmental authority, the Nasdaq Global Select Market or any other regulatory or administrative authority of any national securities exchange that make it inadvisable for us to proceed with the Offer; or

•

any change or changes shall have occurred in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries.

We are not aware of any jurisdiction in which we are making the Offer where the Exchange, the Offer, or the grant of Replacement Awards would violate applicable law. If we become aware of any jurisdiction where the Exchange or the Offer would violate applicable law, we will revoke the Offer in cases where applicable law cannot be satisfied. We may, where necessary, modify the terms of the Replacement Awards to the extent necessary to satisfy applicable law. We are not, however, aware of nor do we anticipate any legal filings or approvals that are or will be required before the Offer can be completed, nor are we aware of any necessary governmental approvals that must be obtained before the Offer can be completed. Notwithstanding the foregoing, in the event that any governmental approvals are required to be obtained prior to the completion of the Offer, we may extend the expiration time of the Offer or may delay the grant of Replacement Awards until such approvals are obtained, provided that we will not delay the grant of Replacement Awards after the expiration time of the Offer for any other reason.

13.	What happens if I accept the Offer but my employment terminates before the expiration time of the Offer?

If you accept the Offer but you cease to be an employee of the Company before the expiration time of the Offer your Eligible Options will be treated as if they had not been tendered in the Offer.

14.	What happens if I accept the Offer but I go on leave before the expiration time of the Offer?

If you take a leave of absence, you will be treated as being employed by the Company for purposes of the Offer while on leave. This is true regardless of whether your leave is a paid leave of absence or an unpaid leave of absence.

15.	What will happen to my Eligible Options if I do not accept the Offer?

Participation in the Offer is entirely voluntary. If you do not accept the Offer, your Eligible Options will remain outstanding in accordance with their terms.

16.	Will I be eligible to receive future grants of options under Zoran’s benefit plans?

Yes. Regardless of whether you accept the Offer, you will continue to be eligible for additional award grants as determined by Zoran in its sole discretion.

17.	Is there any tax consequence to my participation in the Exchange?

If you exchange your Eligible Options for a Replacement Award, you will not be required under current law to recognize income for United States federal income tax purposes at the time of the Exchange or at the date that the Replacement Award is granted. See the responses to Questions 38-45 below for more information on the tax consequences of the Replacement Awards. If you are subject to taxation in a jurisdiction other than the U.S., please see the tax discussion in Attachment F for the relevant jurisdiction and consult with your own tax advisor.

The Calculation of Replacement Awards

18.	If I accept the Offer, how will the number of RSUs subject to my Replacement Award be calculated?

If you timely accept the Offer and you remain employed with the Company through the expiration date of the Offer, the Eligible Options that you tender for exchange will terminate at the time the Offer expires. You will then be granted a Replacement Award of RSUs in exchange for your Cancelled Options as of the Replacement Award Grant Date. The number of RSUs you will receive in exchange for your Cancelled Options will be determined based on an exchange ratio of one RSU for every 3.5 shares subject to your Cancelled Option (rounded to the nearest whole RSU). For example, if your Cancelled Option covered 1,000 shares of Zoran common stock, you will be granted a Replacement Award covering 286 RSUs (1,000 shares subject to the exchanged Cancelled Option divided by 3.5, rounded to the nearest whole RSU).

The exchange ratio was determined by calculating the Black-Scholes value of each outstanding Eligible Option. Black-Scholes is a mathematical formula used to calculate the theoretical present value of a stock option using variables such as stock price, exercise price, volatility, and expected option term. The stock price used in the Black-Scholes valuation for the Exchange was $9.86, which was the average trading price of our common stock during the 20-day period prior to the commencement of the Offer. This same stock price was used to value the RSUs subject to the Replacement Awards. The exchange ratio is intended to result in the grant of Replacement Awards that have a grant-date value no greater than the value of the Eligible Options they replace.

Because the Black-Scholes valuations used in establishing the exchange ratio were calculated as of November 11, 2009, are based on assumptions that Zoran has made, and yield only approximate theoretical values, it is possible that the “value” of your Eligible Options may be more than, less than, or equal to the “value” of the Replacement Award that you will be granted for those options if you accept the Offer. You must determine, based on your own set of facts and circumstances (taking into consideration, without limitation, the vesting schedule that will apply with respect to the Replacement Award and your own assumptions as to future Zoran stock prices) whether you are better off exchanging or holding your Eligible Options.

In general, if we increase or decrease the number, or change the rights and privileges, of our outstanding shares of common stock by payment of a stock dividend, stock split or other distribution upon the shares payable in common stock, or through a subdivision, combination, consolidation, reclassification or recapitalization involving our outstanding common stock, we will proportionately adjust the number, rights and privileges of the securities to be subject to Replacement Awards as if they had been outstanding under our 2005 Plan on the date that any of these events occur. The mere issuance of additional shares by Zoran in an acquisition or other transaction or the mere payment of an ordinary cash dividend, however, typically would not result in any such adjustment.

Description of Terms and Conditions of Replacement Awards

This section provides important information regarding the Replacement Awards to be granted as part of the Offer. The information in this section is qualified in its entirety by the more detailed information set forth in the form of RSU award agreement that will evidence each grant of RSUs (the “RSU Agreement”), and by the more detailed information set forth in our 2005 Plan. We will provide you with your RSU Agreement promptly following the expiration date of the Offer.

All of the Replacement Awards will be granted under, and subject to the terms and conditions of, our 2005 Plan. This is the case regardless of whether your Cancelled Options were granted, in whole or in part, under any other stock plan. You may obtain a copy of our 2005 Plan by request without charge from Zoran by contacting Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2. The 2005 Plan has also been filed as an exhibit to the Schedule TO filed with the SEC with respect to the Offer and may be obtained by visiting our website at www.Zoran.com and clicking on Investor Relations – SEC Filings. The Schedule TO is also available from the Securities and Exchange Commission (the “SEC”) (see “Additional Information; Incorporation of Documents by Reference” section below). A copy of the Prospectus for the 2005 Plan is attached as Attachment A to this Offer Circular. Copies of the forms of RSU Agreement that will be used in connection with the Exchange are attached as Attachments B, C and D to this Offer Circular. You should read our 2005 Plan and all applicable attachments to this Offer Circular.

Our 2005 Plan or the applicable RSU Agreement will control if any discrepancy exists between the information presented in this Offer Circular with respect to the Replacement Award and the terms of our 2005 Plan or the applicable RSU Agreement.

19.	What is an RSU?

An RSU is a bookkeeping entry and evidences a right (subject to vesting) to receive a share of Zoran common stock.

In accordance with the 2005 Plan, the number of RSUs subject to an award granted under the plan is subject to adjustment by the Compensation Committee of Zoran’s Board of Directors (the “Compensation Committee”) in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, stock splits, stock dividends, reverse stock splits, stock consolidations and other similar events.

20.	Do RSUs have dividend and voting rights?

RSUs are merely bookkeeping entries and are not actual shares of outstanding stock. You will not have any voting rights, dividend rights or other rights as a stockholder with respect to the RSUs prior to the time the RSUs vest and are paid as shares of our common stock.

21.	When will the RSUs vest?

The RSUs will be subject to a new vesting schedule and will be scheduled to vest in six substantially equal semi-annual installments on February 1 and August 1 each year. The first scheduled vesting date for the RSUs will be August 1, 2010, and the last scheduled vesting date will be February 1, 2013. The February 1 and August 1 vesting dates are intended to occur in open trading windows under the Company’s insider trading policies.

Vesting of the RSUs is subject, in each case, to your continued employment with the Company through the applicable vesting date. All Replacement Awards will be subject to this vesting schedule, regardless of the fact that all or a portion of your Cancelled Options may have already vested.

22.	What happens if I quit, die, retire, or if the Company terminates my employment?

All of your RSUs will terminate to the extent that they are not vested on the date that you cease to be employed by the Company for any reason, regardless of the reason for your termination. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle you to any proportionate vesting of your RSUs. If your RSUs fail to vest, the Company has no obligation to you with respect to the terminated RSUs.

23.	What effect will a change of control of Zoran have on my RSUs?

If a Change in Control (as defined in the 2005 Plan) of Zoran occurs, the surviving entity may either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. Stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Awards which are not assumed or continued in connection with a Change in Control will generally terminate effective on the Change in Control. The Compensation Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines in its discretion.

As described in the response to Question 18 above, the Compensation Committee may make certain adjustments to your RSUs upon the occurrence of certain corporate transactions and other events.

General Provisions of the 2005 Plan

24.	Is the 2005 Plan a “qualified” plan or subject to ERISA?

No. The 2005 Plan is not qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and it is not subject to ERISA.

25.	How will the Replacement Awards be administered?

The 2005 Plan provides that it may be administered by the full Board of Directors of the Company (the “Board”) or by a committee appointed by the Board. The Board has delegated general administrative authority over the 2005 Plan, including the power to grant awards, to the Compensation Committee of the Board. Each Compensation Committee member is appointed by the Board, serves at the pleasure of the Board, and remains in office until his or her successor is elected. Members of the Compensation Committee may be removed by a majority of the Board at any time and are identified in the Company’s annual proxy statement. It is contemplated that the Compensation Committee (as opposed to the full Board) will approve the Replacement Awards in the Exchange.

26.	Can the 2005 Plan or my Replacement Awards be amended or terminated?

The Board or the Compensation Committee has the authority to amend, suspend and discontinue the 2005 Plan subject to any stockholder approval that is required by applicable law or listing agency rule. The Board or the Committee may amend outstanding awards in any manner that would be permitted for a new award, provided that any amendment that is adverse to a participant requires the participant’s consent.

Decisions of the Board or the Compensation Committee with respect to the 2005 Plan and/or amounts payable under the 2005 Plan are final, conclusive and binding on all parties.

Other Provisions; Administration

This section describes certain other aspects of the Offer, including the fact that the Offer does not confer any employment rights, certain administrative information regarding the Offer and, since Zoran is making the Offer, certain information about Zoran.

27.	Does the Offer give me any rights to continued employment by the Company?

No. The Offer does not have any effect on your employment status or give you any right to continued employment with the Company or any of its affiliates. You will remain an at-will employee regardless of whether you elect to participate in the Exchange. That means that you are not guaranteed employment for any period of time.

If we sell a subsidiary or any other event or transaction occurs that results in a Zoran affiliate or subsidiary not continuing as such an affiliate or subsidiary after the event or transaction, and you are employed by the affected affiliate or subsidiary, you will be deemed to have terminated employment with the Company for purposes of the Exchange and your Replacement Award unless, immediately after the event or transaction, you are otherwise employed by Zoran or another entity that is then a Zoran subsidiary or affiliate.

28.	How do I make a claim for payment of other benefits I may be owed?

If you accept the Offer, you generally will not have to take any other action to receive the grant of a Replacement Award in exchange for your Cancelled Options. We will provide you with an RSU Agreement evidencing your Replacement Award promptly after the expiration date of the Offer. If, however, you believe that you are being denied a benefit to which you are entitled, you should file a written request with Karen Pereira. The request should include the reasons for your claim. Any written claim request should be sent to:

Karen Pereira

Stock Plan Administrator

Zoran Corporation

1390 Kifer Road

Sunnyvale, California 94086

tel: +1 408 523 6596

fax: +1 408 523 6541

e-mail: optionexchange@zoran.com

29.	Who will administer and pay the costs of administering the Exchange?

We will make all administrative decisions regarding the Exchange. Without limiting that authority, we have the authority, in our sole discretion, to determine all questions as to form of documents and the validity, eligibility, and acceptance of any election to participate in the Offer. Our determination on these matters will be final and binding on all persons. We reserve the right to waive any condition of the Offer. We are not obligated to give any notice of any defects or irregularities in Election Forms (including any Notice of Change of Election you may file), nor will anyone incur any liability if you fail to return a valid Election Form.

We will pay the expenses of administering the Exchange and the grant of Replacement Awards.

We will not retain, nor will we pay any fees or commissions for, any broker, dealer, or other person to solicit elections to accept the Offer. Any such solicitation is prohibited.

30.	What is the price of our common stock?

Shares of our common stock are traded on the Nasdaq Global Select Market under the symbol “ZRAN.” On November 11, 2009, the closing sale price of a share of our common stock on the Nasdaq Global Select Market was $9.75. The following table presents the high and low closing sales prices per share of Zoran common stock on the Nasdaq Global Select Market for the periods indicated:

Period	High	Low
Year Ending December 31, 2009:
First Quarter	$9.04	$5.20
Second Quarter	$11.67	$8.75
Third Quarter	$12.00	$10.55
Fourth Quarter (to November 11, 2009)	$11.06	$8.86
Year Ended December 31, 2008:
First Quarter	$21.25	$11.80
Second Quarter	$15.81	$11.70
Third Quarter	$11.64	$7.99
Fourth Quarter	$8.14	$5.85
Year Ended December 31, 2007:
First Quarter	$17.68	$13.57
Second Quarter	$20.44	$17.00
Third Quarter	$20.95	$16.00
Fourth Quarter	$26.46	$19.92

You should obtain a current stock price quotation for Zoran common stock.

31.	What information is available regarding Zoran?

Zoran is making the Offer. Zoran is a leading provider of digital solutions in the digital entertainment and digital imaging market. Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home.

Our products consist of integrated circuits and related products used in DVD players, movie and home theater systems, digital cameras and video editing systems. We provide integrated circuits, software and platforms for digital television applications that enable the delivery and display of digital video content through a set-top box or television as well as digital imaging products consisting of semiconductor hardware and software that enable users to print, scan, process and transmit documents to computer peripherals that perform printing functions. We also provide high performance, low-power application processors, technology and products for the multimedia mobile phone market. We sell our products to original equipment manufacturers that incorporate them into products for consumer and commercial applications.

We were incorporated in California in December 1981 and reincorporated in Delaware in November 1986. Our corporate headquarters are located at 1390 Kifer Road, Sunnyvale, California 94086, and our telephone number is (408) 523-6500. Our website can be found at www.zoran.com.

Attachment E to this Offer Circular summarizes certain of our consolidated financial data. Additional information about us, including certain more detailed financial statements, is available from the documents referred to and incorporated by reference under “Additional Information: Incorporation of Documents by Reference” below.

32.	How many Eligible Options are there?

The Offer is being made only with respect to your Eligible Options that are outstanding as of the expiration time of the Offer. As of November 10, 2009, there were 52,170,465 shares of Zoran common stock outstanding and there were outstanding stock options and other awards covering up to an additional 9,271,495 shares of Zoran common stock.

Of the shares subject to those stock options and other awards, approximately 2,667,687 shares (approximately 5.1% of the outstanding shares) were subject to the aggregate number of the Eligible Options. If all of the Eligible Options were tendered and accepted for exchange in the Offer, we would grant Replacement Awards in exchange for such Eligible Options covering approximately 762,196 RSUs (approximately 1.5% of the outstanding shares).

33.	How does the Offer relate to Zoran’s directors and executive officers?

Zoran’s executive officers and directors are not eligible to participate in the Offer. As of November 10, 2009, our executive officers and directors held an aggregate of 3,126,420 options to purchase our common stock under our equity incentive plans, which represented approximately 33.7% of the shares of common stock subject to all of our outstanding options under those plans as of that date. The following table shows the number of options held by each of our executive officers and directors as of November 10, 2009 and the percentage of the total number of our outstanding options:

		Shares Subject to All Zoran Options
Name	Position	Number	Percentage
Levy Gerzberg, Ph.D.	President and Chief Executive Officer, Director	1,198,251	12.9%
Karl Schenider	Senior Vice President, Finance and Chief Financial Officer	542,000	5.8%
Isaac Shenberg, Ph.D.	Senior Vice President, Corporate Marketing and Business Development	612,319	6.6%
Uzia Galil	Chairman of the Board of Directors	134,400	1.4%
Raymond A. Burgess	Director	90,000	1.0%
James D. Meindl, Ph.D.	Director	134,400	1.4%
James B. Owens, Jr.	Director	120,000	1.3%
Arthur B. Stabenow	Director	160,650	1.7%
Philip M. Young	Director	134,400	1.4%

The address of each director and executive officer is c/o Zoran Corporation, 1390 Kifer Road, Sunnyvale, California 94086.

Please see our proxy statement for our annual meeting of stockholders held on June 26, 2009 for more information regarding the compensation of our directors and executive officers and the amount of Zoran securities that our directors and executive officers beneficially owned, for periods or as of the dates set forth in that document. The proxy statement/prospectus is available upon request as described below under “Additional Information; Incorporation of Documents by Reference.”

Except as described below, there were no stock option or stock transactions involving the directors and executive officers of Zoran within 60 days prior to the commencement of the Offer:

•	On October 29, 2009, Dr. Meindl purchased 2,500 shares of Zoran common stock on the open market.

•	On October 30, 2009, Dr. Gerzberg purchased 1,446 shares of Zoran common stock under our Employee Stock Purchase Plan.

•	On October 30, 2009, Mr. Schneider purchased 1,495 shares of Zoran common stock under our Employee Stock Purchase Plan.

•	On October 30, 2009, Dr. Shenberg purchased 1,587 shares of Zoran common stock under our Employee Stock Purchase Plan.

Except as otherwise described in this Offer Circular or in our filings with the SEC, and other than outstanding stock options and other stock awards granted from time to time to our executive officers and directors under our equity incentive plans, neither we nor, to the best of our knowledge, any of our executive officers or directors is a party to any agreement, arrangement or understanding with respect to any of our securities, including, but not limited to, any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.

34.	What are the general accounting consequences to the Company of the Exchange?

We will recognize as a compensation expense the incremental cost of each Replacement Award granted pursuant to the Exchange. The incremental compensation cost will be equal to the excess, if any, of the fair value of the Replacement Award, measured as of the date the award is granted, over the fair value of the Eligible Option cancelled in exchange for the Replacement Award, measured immediately prior to the cancellation of the award. This incremental compensation cost will be recognized ratably over the vesting period of the Replacement Award. In the event that any Replacement Award terminates without vesting, the compensation cost for the unvested portion of the terminated award will not be recognized.

35.	Is Zoran contemplating any other transactions?

We must disclose whether we are contemplating certain types of transactions in connection with the Offer. Except as otherwise disclosed in this Offer Circular, and while we reserve the right to contemplate and effect any of these transactions from time to time, we currently have no plans or proposals that relate to or would result in:

•	an extraordinary transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•

any change in our present board of directors or executive officers, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on our board of directors or to change any material term of the employment contract of any executive officer;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from a national securities exchange;

•	our common stock becoming eligible for termination of registration under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended;

•	the suspension of our obligation to file reports under Section 15(d) of the Securities Exchange Act of 1934, as amended;

•

the acquisition by any person of any of our securities or the disposition of any of our securities (other than as a result of the exercise of stock options or the payment of other awards granted under our incentive compensation plans); or

•	any changes in our charter, bylaws of other governing instruments or any actions that could impede the acquisition of control of Zoran.

36.	Are there any regulatory requirements or other approvals that Zoran must comply with or obtain?

We are not aware of any material pending or threatened legal actions or proceedings relating to the Offer. We are not aware of any margin requirements or antitrust laws applicable to the Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of Eligible Options and issuance of Replacement Awards as contemplated by the Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of the Replacement Awards as contemplated in the Offer. Should any such approval or other action be required, we presently contemplate that we will use commercially reasonable efforts to seek the required approval or take other required action. We cannot assure you that any approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept surrendered Eligible Options for exchange and to issue Replacement Awards would be subject to obtaining any required governmental approval.

37.	What additional rules and considerations apply to employees outside of the United States?

If you are eligible to participate in the offer and are employed outside of the United States, you are subject to the terms of the Offer as described in this Offer Circular. International employees should refer to Attachment F (“Guide to International Issues”) to this Offer Circular for a discussion of the tax and other consequences of accepting or rejecting the Offer under various foreign laws. If you are an employee who is a tax resident or citizen of a foreign jurisdiction or are otherwise subject to a tax liability in a foreign jurisdiction and you participate in the Offer, you may be liable for tax and social insurance contributions on the RSUs or the shares of our common stock to be issued in settlement of those awards. In addition, you may have exchange control reporting obligations.

General summaries of the tax and certain other legal implications of participating in the Offer for employees outside of the United States can be found in Attachment F of this Offer Circular. However, these tax discussions are general in nature and are necessarily incomplete and may not apply to your specific circumstances. In addition, tax consequences change frequently and occasionally on a retroactive basis. We therefore strongly recommend you consult with your personal tax advisor in your own country about the effect on your personal tax situation if you choose to participate in the Offer.

If you are eligible for the Offer and you live or work in one country but are also subject to the tax laws in another country, you should be aware that there may be other tax and social insurance contribution consequences which may apply to you. Again, you should consult your own tax advisor to discuss these consequences.

Before you accept the Offer, we recommend that you consult with your own tax advisor to determine the tax and social contribution consequences of participating in the Offer.

U.S. Federal Income Tax and Social Security Consequences

Questions 38 through 45 below discuss the material United States federal income tax and Social Security considerations that relate to the Exchange. Question 44 below comments on state and local tax matters. Gift and estate taxes are beyond the scope of the following discussion. Attachment F to this Offer Circular provides a brief summary of the tax consequences of the Offer for jurisdictions other than the United States.

We cannot and do not guarantee any particular tax consequences. You should consult your own tax advisors. You should consult your own tax advisor with respect to the application of the general principles discussed in this Prospectus to your particular situation and the impact of foreign, state, local, estate and/or gift taxes.

The Company may withhold any amounts required by law (including U.S. federal, state or local, or foreign, income, employment or other taxes) to be withheld with respect to the Exchange and the grant, vesting and/or payment of Replacement Awards. In the event that the Company does not elect for any reason to withhold amounts necessary to satisfy any applicable tax withholding obligations that arise, the Company may withhold such amounts from compensation otherwise payable to you or you must pay or provide for the payment of such amounts to the Company. The amount of tax withheld by the Company may not be sufficient to pay the actual tax liability due, and you will be responsible for any shortfall.

38.	What is the tax effect of the Exchange?

If you accept the Offer, there will be no federal income tax consequences with respect to the cancellation of your exchanged Eligible Options or with respect to the grant of your Replacement Award.

39.	Is the payment of my RSUs taxable to me?

You will generally recognize ordinary income when your RSUs vest and shares of common stock are delivered to you in payment of your RSUs. The amount of income you recognize will equal the fair market value of the stock at the time of delivery. The Company is generally entitled to a deduction for the amount of ordinary income you recognize.

For example: Assume that you hold 100 RSUs that are paid in the form of an equivalent number of shares at a time when the fair market value of a share is $12, you will recognize $1,200 of ordinary income in connection with the payment.

40.	When I sell stock acquired on payment of my RSUs, what is my tax?

Generally, your tax “basis” in the shares that you acquire will be the amount of income you recognize at the time the shares are delivered. When you dispose of the shares, any further gain (or loss) is taxable as either short-term or long-term capital gain (or loss), depending on how long you actually hold the shares. Long-term capital gain rates generally apply to property held for more than twelve months. The holding period commences on the date you acquire the shares, not the date the Replacement Award is granted to you.

For example: Assume that you hold 100 RSUs that are paid in the form of an equivalent number of shares at a time when the fair market value of a share is $12, your basis in those 100 shares would be $12 per share. If you later sell the shares, your taxable gain or loss will be determined with reference to that $12 basis per share.

41.	What are the tax withholding requirements with respect to my RSUs?

The Federal Insurance Contributions Act (“FICA”) imposes two types of taxes - Social Security tax (at 6.2%) and Medicare tax (at 1.45%) - on both employers and employees for wages paid to employees. The Social Security tax is a percentage of wages up to the Social Security wage base limitation, which is $106,800 for the year 2009. The Social Security wage base is adjusted annually. Once you have paid Social Security tax for a given year on an amount of wages from a particular employer equal to the wage base limitation, no further Social Security tax is payable on that year’s wages from that employer. Currently, there is no wage base limitation for Medicare tax purposes. Thus, all wages paid to you are subject to Medicare tax.

Income tax withholding is also required on wages paid to employees. The Company will withhold federal income taxes with respect to the Replacement Awards at the supplemental wage withholding rate (currently 25%). State and local income tax withholding also may be required, depending on your state of employment.

With respect to RSUs, the fair market value of the shares of Zoran common stock that are distributed pursuant to the RSUs will be treated as wages received for income tax purposes. FICA and income taxes will be withheld at the time your RSUs vest and are paid to you based on the tax withholding rates applicable in the year of payment.

42.	How will the tax withholding requirements with respect to my RSUs be satisfied?

Subject to applicable legal, listing, and other regulatory requirements (including insider trading restrictions should your RSUs vest when you are in possession of material non-public information regarding the Company), you will be required to satisfy the tax withholding obligations on payment of your RSUs by arranging for a “cashless” transaction through E*Trade in which E*Trade will sell on the open market from the shares you acquire in payment of your RSUs the number of shares necessary to cover the tax withholding obligations arising from that particular payment event (with the balance of the shares after the sale being delivered to you). In the event that you cannot legally satisfy the tax withholding requirements by such an open-market sale of shares or in the event of a cash payment or any other withholding event in respect of the RSUs, you will be required to pay or provide for payment to us in cash of the applicable withholding amount and/or we may, in our sole discretion, deduct the applicable withholding amount from other compensation otherwise payable to you. Again, if you are subject to taxes in a jurisdiction other than the U.S., please see the discussion for the relevant jurisdiction in Attachment F to this Offer Circular and consult with your own tax advisor.

43.	Could a change in tax law affect my benefits?

Yes. Congress may change the relevant tax and Social Security law at any time, and these changes may be retroactive to before the date of enactment. These changes may have a material effect on the benefit you expect to receive by electing to participate in or by not electing to participate in the Exchange.

44.	What are the state and local income tax consequences of the Replacement Awards?

We are unaware of any state and local income tax consequences in the United States of the Exchange and the grant, vesting and payment of RSUs that differ from the United States federal income tax consequences described and cross-referenced above.

45.	Are there any tax consequences if I do not accept the Offer?

If the Offer is open for 30 calendar days or more and you do not accept the Offer, any Eligible Options you hold that are incentive stock options within the meaning of Section 422 of the U.S. Internal Revenue Code may be deemed to have been modified as of the date the Offer commences. In that event, the commencement date of the Offer would be treated as a new grant date for purposes of determining whether the option will be subject to favorable tax treatment under the U.S. tax laws as an incentive stock option. Accordingly, if the Offer were open for 30 calendar days or more, you would be required to hold any shares acquired on exercising the option for a period of at least two years after the commencement date of the Offer and for at least one year after the exercise date to satisfy the incentive stock option holding period requirements. In addition, the deemed modification described above in this paragraph may result in all or a portion of your incentive stock option being treated as a nonqualified stock option under the tax laws because the tax laws impose a $100,000 limit on the number of incentive stock options that may vest and become exercisable in any calendar year and require that both your incentive stock option as it existed before the modification and your incentive stock option as it exists after the modification be included for purposes of determining whether this limit has been exceeded (that is, your existing option and your modified option must be considered in applying this limit). If you choose not to exchange your Eligible Options that are incentive stock options, you should consult with your own tax advisor to determine the tax consequences of the exercise of those Eligible Options and the sale of any common stock that you receive upon exercise of the option.

ADDITIONAL INFORMATION;

INCORPORATION OF DOCUMENTS BY REFERENCE

If you have any questions with respect to the Offer, the Replacement Awards, or any other matters discussed in this Offer Circular, please contact Karen Pereira at the email address, telephone number, fax number, or address given on page 2.

Zoran files annual, quarterly and current reports, proxy statements and other information with the SEC. Zoran has also filed a Tender Offer Statement on Schedule TO with the SEC with respect to the Offer. This Offer Circular does not contain all of the information included in the Schedule TO and its exhibits. You may read and copy any reports, proxy statements, the Schedule TO and other information filed by us with the SEC at the public reference facilities maintained at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov which provides on-line access to the reports, proxy and other information statements filed electronically by the Company with the SEC.

This Offer Circular incorporates important business and financial information about Zoran from documents filed with the SEC that are not included in or delivered with this Offer Circular. The SEC permits us to “incorporate by reference” important information by referring you to another document filed separately with the SEC. This means that the information incorporated by reference is deemed to be part of this Offer Circular, unless superseded by information contained directly in this Offer Circular or by information in documents that we incorporate by reference now but do not actually file with or furnish to the SEC until later. Specifically, this Offer Circular incorporates by reference the documents set forth below, all of which have previously been filed with the SEC.

•	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2008 filed with the SEC on February 26, 2009 (SEC File No. 000-27246).

•

The Company’s Quarterly Report on Form 10-Q for its fiscal quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 filed with the SEC on May 7, 2009, August 5, 2009 and November 9, 2009, respectively (SEC File No. 000-27246).

•	The Company’s Current Reports on Form 8-K filed with the SEC on April 3, 2009 and April 23, 2009 (each, SEC File No. 000-27246).

•

The description of the Company’s Common Stock contained in its Registration Statement on Form SB-2 filed with the SEC on December 15, 1995 (SEC File No. 000-27246), and any other amendment or report filed for the purpose of updating such description.

You may not have some of the documents incorporated by reference, but you can obtain any of them through our website at www.zoran.com and clicking on Investor Relations – SEC Filings, or from the SEC as described above, or from us at no cost by directing a written or oral request to us at Zoran Corporation, 1390 Kifer Road, Sunnyvale, California, 94086, Attn.: Karen Pereira, or by telephone at (408) 523-6596, or email at optionexchange@zoran.com. Except for the documents described above, information on our website is not otherwise incorporated by reference into this Offer Circular.

If you would like to request documents from us, please see that your request is received by Karen no later than five business days before the expiration of the Offer so that you have them prior to the expiration date of the Offer.

You should rely only on the information in this Offer Circular and its attachments or incorporated by reference into this Offer Circular. No one has been authorized to provide you with different information. You should not assume that the information contained in this Offer Circular is accurate as of any date other than the date on the front page. We are not making any offer to purchase securities (or soliciting any offer to sell any securities in any state where it is unlawful to do so).

ATTACHMENT A

PROSPECTUS FOR 2005 EQUITY INCENTIVE PLAN

The Prospectus for the 2005 Plan included as Attachment A to the Offer Circular is incorporated herein by reference. If you need another copy of the Prospectus for the 2005 Plan, contact Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2 of the Offer Circular.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS

COVERING SECURITIES THAT HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ZORAN CORPORATION

2005 EQUITY INCENTIVE PLAN

This memorandum contains information regarding the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), pursuant to which shares of common stock of Zoran Corporation (the “Company”) may be offered to eligible persons providing services to the Company or any parent corporation or subsidiary corporation of the Company (each a “Participating Company” and collectively the “Participating Company Group”).

Upon written or oral request, the Company will provide without charge, to each person to whom a copy of this memorandum is delivered, a copy of the Company’s Registration Statement by which the securities described in this memorandum are registered and copies of the documents that have been incorporated by reference in the Company’s Registration Statement (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). This information is also incorporated by reference in this memorandum. Upon written or oral request, the Company will also provide without charge, to each person to whom a copy of this memorandum is delivered, an additional copy of this memorandum, a copy of the Company’s annual report to stockholders for its latest fiscal year, and a copy of all reports, proxy statements and other communications distributed to its stockholders for its latest fiscal year and a copy of all reports, proxy statements and other communications distributed to its stockholders generally. Such requests should be directed to the Stock Administration Department, 1390 Kifer Road, Sunnyvale, California 94086, (408) 523-6500. Alternatively, you may find the Registration Statement, reports, proxy statements and other information regarding the Company filed electronically with the Securities and Exchange Commission at its web site. The address of the Commission’s web site is http://www.sec.gov.

Except for the Stock Administration Department, no person has been authorized to give any information or make any representations, other than those contained in this prospectus, in connection with the Plan, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

The date of this prospectus is July 28, 2008.

-i-

QUESTIONS & ANSWERS ABOUT

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

The purpose of this prospectus is to provide you with a summary of the terms of the Zoran Corporation 2005 Equity Incentive Plan. Should any inconsistency exist between the following description and the actual terms of the Plan or your award agreement, the terms of the Plan and your award agreement control.

INTRODUCTION

This section of the prospectus covers questions common to all of the different types of awards that may be granted under the Plan. In addition, you should have received an appendix containing further questions and answers about the specific type of award granted to you. These appendices and the award types they cover are:

Appendix A –	Stock Options
Appendix B –	Stock Appreciation Rights (“SARs”)
Appendix C –	Restricted Stock Bonuses, Restricted Stock Purchase Rights and Restricted Stock Units (collectively “Restricted Stock Awards”)
Appendix D –	Performance Shares and Performance Units (collectively “Performance Awards”)
Appendix E –	Deferred Compensation Awards
Appendix F –	Cash-Based Awards and Other Stock-Based Awards

1.	What is the purpose of the Plan?

The Company adopted the Plan, effective as of July 29, 2005, to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

2.	What types of awards may be granted under the Plan?

The Plan authorizes the grant of several types of awards, including stock options, SARs, Restricted Stock Awards, Performance Awards, Deferred Compensation Awards and Cash-Based and Other Stock-Based Awards.

3.	What are the benefits of receiving an award?

If the value of the Company increases, then the value of the Company’s stock and the value of an award based on the stock’s value should increase proportionately. If you become a Company stockholder, you will be one of the Company’s owners and will have the right to receive any dividends paid on your shares. You will receive all communications sent to the Company’s common stockholders,

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and you may attend all stockholder meetings and vote upon all matters presented to the stockholders. However, once you purchase or otherwise acquire Company shares, you also bear the risk that their market price may decline and that you may incur a loss if you sell your shares.

4.	How many shares may be issued under the Plan?

A total of 7,056,663 shares of the Company’s common stock are reserved for issuance under the Plan. However, for each “full value” award issued under the Plan, such issuance decreases the number of shares reserved for issuance under the plan by 1.3 shares of Company common stock. A full value award is an award under the plan other than a stock option or stock appreciation right.

5.	What happens to the Plan if there is a change in the Company’s stock?

If there is a change in the Company’s capital structure (as described below), the Company will make appropriate adjustments to the number and kind of shares subject to the Plan and your outstanding awards, and to the exercise or purchase price under your outstanding, unexercised awards. These adjustments are intended to prevent any dilution or enlargement of the rights of Plan participants that would otherwise occur as a result of a change in the Company’s capital structure.

A “change in the Company’s capital structure” includes: merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change affecting the Company’s stock.

6.	Is the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”)?

In general, the Plan is not subject to ERISA. However, if implemented, the Deferred Compensation Award component of the Plan may, under certain circumstances, be viewed as constituting a pension plan subject to ERISA. In that case, the Company intends to operate the Deferred Compensation Award component of the Plan as a “top-hat” plan that would be exempt from most provisions of ERISA.

ELIGIBILITY AND PARTICIPATION

7.	Am I eligible to receive an award under the Plan?

You are eligible to receive an award under the Plan if you are a current employee or consultant of a Participating Company. However, eligibility does not entitle you to be granted an award.

8.	Do I need to enroll in the Plan?

No. You do not need to enroll in the Plan in order to receive an award. The decision to grant or not to grant an award to any particular eligible person is solely within the discretion of the Plan administrator.

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9.	Where can I learn more about the specific type of award I have been granted?

You can learn more about your specific type of award in the following appendices:

Appendix A –	Stock Options
Appendix B –	Stock Appreciation Rights
Appendix C –	Restricted Stock Awards
Appendix D –	Performance Awards
Appendix E –	Deferred Compensation Awards
Appendix F –	Cash-Based and Other Stock-Based Awards

10.	Am I required to sign an award agreement?

Yes. The Plan provides that no award is valid or a binding obligation of the Company unless evidenced by a fully executed award agreement. Your signature on your award agreement serves this purpose. If authorized by the Company, you may electronically sign your award agreement.

11.	Are there any other circumstances that might limit my right to receive shares under my award?

Yes. You will not be permitted to receive shares pursuant to your award at any time the Company’s issuance of shares to you would violate any applicable securities law or other law. The Company will not be liable for any failure to issue shares to you if that failure results from the Company’s inability to obtain any required authorization from a regulatory body whose authorization is necessary for the Company to lawfully issue the shares.

12.	Is there a limit on the amount of an award I may receive?

Yes. The following limits apply to the grant of an award intended by the Plan administrator as performance-based compensation under certain federal tax rules contained in Section 162(m) of the Internal Revenue Code:

Stock Options and SARs. Within any fiscal year, no employee may be granted one or more stock options or freestanding SARs which in the aggregate are for more than 500,000 shares.

Restricted Stock Awards. Within any fiscal year, no employee may be granted one or more awards for more than 250,000 shares.

Performance Awards. No employee may be granted (a) performance shares which could result in the employee receiving more than 100,000 shares of stock for each full fiscal year contained in the performance period for the award or (b) performance units which could result in the employee receiving more than $1,500,000 for each full fiscal year contained in the performance period for the award.

Cash-Based Awards and Other Stock-Based Awards. No employee may be granted (1) cash-based awards in any fiscal year which could result in the employee receiving more than $1,500,000 for each full fiscal year contained in the performance period for the award or (2) other stock-based awards in any fiscal year which could result in the employee receiving more than 100,000 shares for each full fiscal year of the Company contained in the performance period for the award.

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13.	Will I receive stock certificates for the shares that I acquire under my award?

Generally, shares you acquire under your award will be deposited with your stock broker. However, except where you have sold in a same-day exercise and sale transaction all of the shares you are acquiring by exercising a stock option, you may request a certificate for the shares from your broker. The certificate will be registered in your name, or, if applicable, in the names of your heirs. The Company is also authorized to delivery shares to you in the form book entry shares credited to an account in your name. The Company is not required to issue fractional shares pursuant to any award.

EMPLOYMENT STATUS AND STOCKHOLDER RIGHTS

14.	If I receive an award under the Plan will it affect the terms of my employment?

No. Unless you have a written employment contract with the Company providing otherwise, your employment is “at-will.” This means that either you or your employer has the right to end your employment relationship at any time, for any reason, with or without cause. If you receive an award under the Plan, it will not affect your “at-will” or other employment relationship with the Company.

15.	What service counts for purposes of the Plan?

“Service” for Plan purposes means your employment or service as an employee or a consultant of the Participating Company Group or a member of the Board of Directors of the Company. Your service will not be treated as having terminated merely because of a change in the capacity in which you render service to the Participating Company Group or a change in the Participating Company for which you render such service, provided that there is no interruption or termination of your service. Subject to the terms of the Plan and your award agreement, the Company will have the discretion to determine if and when your service has terminated for purposes of the Plan.

16.	What happens if I take a leave of absence?

If you take an approved leave of absence, your service for Plan purposes will not be treated as terminated. However, if your leave of absence exceeds 90 days, then on the 91st day following the commencement of such leave your service will be deemed to have terminated unless your right to return to service with a Participating Company is guaranteed by law or by contract. A leave of absence is not treated as service for award vesting purposes except to the extent that the Company has elected to credit the leave for vesting purposes or is required to do so by law. For purposes of determining the value of a Performance Award, any leaves of absence in excess of 30 days during a performance period will, unless otherwise required by law or your award agreement, result in a proration of the final award payment.

17.	Do I become a stockholder when I receive an award?

Generally, no. You have no rights as a Company stockholder merely through being granted an award, unless that award represents an immediate issuance of shares.

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18.	When do I have rights as a stockholder?

You have rights as a Company stockholder on the date you are issued shares in connection with your award, as evidenced by the appropriate entry on the Company’s or its transfer agent’s records.

19.	What information will I receive as an award holder?

You will be given access to information concerning the Company that is equivalent to the information generally made available to the Company’s stockholders.

TRANSFERABILITY OF AWARDS

20.	Can I assign or transfer my awards?

Generally, no. During your lifetime, your awards can only be exercised by you, your guardian or legal representative. Generally, you cannot transfer or assign any award, except by will or by the laws of descent and distribution.

The Plan administrator, at its discretion, and if permitted by your stock option or SAR agreement, may allow a nonstatutory stock option, SAR granted in tandem with a nonstatutory stock option or a freestanding SAR to be assignable or transferable to or for the benefit of certain family members, subject to any applicable limitations described in the General Instructions to the Form S-8 Registration Statement under the Securities Act of 1933.

CHANGE IN CONTROL OF THE COMPANY

21.	What is a “change in control”?

Unless otherwise defined in your award or employment agreement, the Plan provides that a “change in control” occurs upon (a) a “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), other than an employee benefit plan or a corporation owned by the Company’s stockholders in the same proportion as their ownership of Company stock, becoming the direct or indirect beneficial owner of 50% or more of the outstanding shares of common stock or the total combined voting power of Company’s then outstanding securities entitled to vote; (b) a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock, (ii) a merger or consolidation in which the Company is a party, or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

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22.	What happens to my award if there is a change in control?

Stock options and SARs. If a change in control occurs, the successor company or its parent may, without your consent, assume or continue any outstanding options or SARs you hold or substitute substantially equivalent options or SARs for its stock. The Plan administrator may provide for acceleration of vesting of any or all outstanding options and SARs on such terms and to such extent as it determines in its sole discretion. The Plan also authorizes the Plan administrator, in its discretion and without your consent, to cancel each or any outstanding option or SAR in exchange for a payment for each vested share (and each unvested share, if determined by the Plan administrator) subject to the cancelled award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the change in control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess of the fair market value of the consideration to be paid per share of Stock in the change in control over the exercise price per share under such Option or SAR. Payment of this amount (less applicable tax withholding) will be made as soon as practicable for vested shares and in accordance with the vesting schedule for unvested shares.

Any option or SAR which is not assumed, continued or exercised as of the time of the change in control will terminate and cease to be outstanding.

Restricted Stock Awards. If a change in control occurs, you would be entitled to receive the same consideration to be paid to any holder of Company common stock. However, that consideration would remain subject to the vesting provisions of your award, except to the extent that the Plan Administrator had, in its discretion, provided in your award agreement for accelerated vesting in the event of a change in control.

Performance Awards. Unless the Plan Administrator had, in its discretion, provided in your award agreement for early payment of your award at the time of a change in control, you would be entitled to receive any payment earned under your award at the time and subject to the conditions provided in your award agreement, including any requirement related to continued performance of services.

Deferred Compensation Awards. Unless the Plan Administrator had, in its discretion, provided in your award agreement for early payment of your award at the time of a change in control, you would be entitled to receive payment under your award at the time and subject to the conditions provided in your award agreement, including any requirement related to continued performance of services.

Cash-Based Awards and Other Stock-Based Awards. Unless the Plan Administrator had, in its discretion, provided in your award agreement for early payment of your award at the time of a change in control, you would be entitled to receive any payment earned under your award at the time and subject to the conditions provided in your award agreement, including any requirement related to continued performance of services.

23.	What happens to my shares if my service with the Company terminates?

You are entitled to retain ownership of any vested shares you have acquired until such time as you decide to sell them. Generally, your award will terminate and you will forfeit any shares that have not vested as of the date of your termination of service.

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STOCK SALES

24.	When may I sell the shares that I receive?

Generally, you may sell the shares that you receive at any time after the shares have been issued to you and are vested. Before you sell any of your shares, you should discuss the tax implications of the sale with your tax advisor. See the relevant appendix for tax implications associated with your particular award.

However, certain employees of the Company are subject to its “trading window” policy and may not sell any shares of the Company’s stock while the trading window is closed. Please be aware that a cashless exercise (also known as a “same-day exercise and sale”) does involve a sale of shares. If you are subject to the Company’s trading window policy, you must fully comply. Failure to do so will subject you to disciplinary measures up to and including termination of your employment. Furthermore, all employees and consultants worldwide are subject to U.S. federal securities laws which impose severe civil and criminal penalties on persons who trade while in possession of “inside information.” See Q & A 27 and 29 regarding Section 16(b) and Rule 10b-5.

25.	Do I pay brokerage commissions on the purchase of shares under the Plan or when I subsequently sell such shares?

You will not pay any brokerage commissions when you purchase shares under the Plan. However, you will be responsible for paying any brokerage commissions and other fees you incur on your subsequent sale of shares.

26.	How do I sell my shares?

If you have exercised a stock option by paying the exercise price in cash or by tendering to the Company shares you already own, or if you have acquired the Company shares under a Restricted Stock Award, a Performance Award, a Deferred Compensation Award or Other Stock-Based Award, you may sell those shares through a stock broker of your choice. If you exercise a stock option by means of a same-day exercise and sale, you are selling shares at the same time that you are exercising your option. This sale will occur through the Company’s designated stock broker.

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS

27.	What is Section 16(b)?

Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), permits the recovery by the Company of any profit realized by an “Insider” from each purchase and subsequent sale, or sale and subsequent purchase, of shares within any period of less than six months. An “Insider” for this purpose is any executive officer or member of the Board of Directors of the Company or person who is directly or indirectly the beneficial owner of more than 10% of any class of equity security of the

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Company that is registered under Section 12 of the Exchange Act. If you are an Insider, you must consult with the Company’s general counsel or another compliance officer prior to the disposition of any shares in order to comply with the Company’s insider trading policy, ascertain the precise application to your particular situation of your reporting obligations and liability under Section 16(b) and to ensure you comply with applicable procedures.

28.	What is Rule 10b-5?

Rule 10b-5 under the Exchange Act prohibits you from engaging in fraudulent practices in connection with the purchase or sale of securities. This rule generally prohibits you from buying or selling the Company’s securities using material information about the Company which has not yet been released to the public. Before buying or selling any shares and, in particular, before selling shares acquired under the Plan, you should consult with the Company’s general counsel or another compliance officer regarding the applicability of any Company “trading window” policies prohibiting trading in the Company’s stock during specified periods of the year when material insider information is likely to be held prior to its release to the public.

29.	What is Rule 144?

“Affiliates” of the Company are generally obligated to resell shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Participants in the Plan with the power to manage and direct the policies of the Company, relatives of such participants, and trusts, estates, corporations, or other organizations controlled by such participants may be deemed to be “Affiliates” of the Company.

Rule 144 requires that sales by Affiliates be effected in “broker transactions” (as defined in Rule 144), and limits the number of shares that may be sold in any 3-month period to no more than the greater of 1% of the outstanding shares or the average weekly reported volume of trading in shares during the 4 calendar weeks preceding the filing of the required notice of the proposed sale. Since the shares have been registered under the Securities Act, Affiliates selling shares in compliance with Rule 144 are not subject to the holding period requirements of Rule 144.

PLAN ADMINISTRATION

30.	Who administers the Plan?

Generally, the Plan is administered by the compensation committee or other committee of the Board of Directors of the Company appointed to administer the Plan. In addition, the Board of Directors may administer the plan directly. However, for simplicity we refer to the Board and its committees collectively throughout this memorandum as the “Plan administrator.” The Plan administrator may appoint a committee of one or more officers of the Company to grant awards to employees who are not Insiders. All questions of interpretation of the Plan or of any award are determined by the Plan administrator, whose decisions are final and binding upon all persons having an interest in the Plan or the award.

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31.	Can the Plan administrator approve an option or SAR repricing program without stockholder approval?

No. The Plan administrator may not approve a program providing for either (1) the cancellation of outstanding options or SARs and the substitution of new options or SARs having a lower exercise price or (2) the amendment of outstanding options or SARs to reduce their exercise price without the affirmative vote of the holders of a majority of the shares of stock cast in person or by proxy at a meeting of the Company’s stockholders at which a quorum representing a majority of all outstanding shares of stock is present or represented by proxy.

32.	What is the term of the Board of Directors?

The members of the Board of Directors of the Company hold office until the expiration of the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal from office. Members of the Board receive no additional compensation for administering the Plan.

33.	Does the Company have any role in administering the Plan?

Yes. While the Plan administrator has overall authority for administering the Plan, the Company, acting through its officers, may from time to time establish, change or terminate rules, guidelines, policies, procedures, limitations or adjustments as deemed advisable by the Company, in its sole discretion, in the administration of the Plan.

AMENDMENT OR TERMINATION OF THE PLAN

34.	Can the Plan be amended or terminated?

Yes. The Plan administrator may amend, suspend or terminate the Plan at any time. However, without stockholder approval, the Plan administrator may not (1) increase the number of shares issuable under the Plan, (2) change the class of persons eligible to receive incentive stock options or (3) adopt an amendment to the Plan which would require stockholder approval under any applicable law. Additionally, no amendment, suspension or termination of the Plan may affect any outstanding award unless expressly provided by the Plan administrator. Finally, no amendment, suspension or termination may adversely affect any award previously granted to you without your consent, except that the Plan administrator may amend the Plan or any award agreement as it deems necessary to comply with any applicable present or future law, including, but not limited to, Section 409A of the Internal Revenue Code.

35.	How long can the Plan remain in effect?

The Plan will remain in effect until the Plan administrator terminates the Plan. However, all awards must be granted, if at all, before July 29, 2015.

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OTHER INFORMATION

36.	Where can I get additional information about the Plan?

You can get additional information about the Plan by contacting the Stock Administration Department at 1390 Kifer Road, Sunnyvale, California 94086, (408) 523-6500.

37.	Can anyone at the Company provide me with tax advice?

No. Since the tax implications of your award can be complex and can vary on the basis of your individual circumstances, you should contact your own tax advisor with questions specific to your situation. However, we have provided a general summary of the federal income tax treatment of awards in the appendices to this prospectus.

38.	What documents are incorporated by reference in this prospectus?

The following documents and information filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

•	The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company’s latest fiscal year end;

•	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to above;

•

The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing such documents.

These documents are generally available on the EDGAR Database website of the Securities and Exchange Commission at http://www.sec.gov.

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APPENDIX A

QUESTIONS & ANSWERS ABOUT

STOCK OPTION AWARDS UNDER

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

The purpose of this appendix is to provide you with a summary of the terms of your stock option award under the Zoran Corporation 2005 Equity Incentive Plan. This appendix should be read in conjunction with the prospectus detailing the general provisions of the Plan. Should any inconsistency exist between the following description and the actual terms of the Plan or your award agreement, the terms of the Plan and your award agreement control.

STOCK OPTIONS

1.	What is a stock option?

A stock option gives the option holder the right to purchase a specified number of shares within a specified time period at a price determined at the time the option is granted. The exact number and the price of shares you are entitled to purchase under the option granted to you is set forth in your stock option agreement.

2.	Are there different types of stock options?

Yes. The Plan authorizes incentive stock options, which must meet certain requirements under Section 422 of the Internal Revenue Code and nonstatutory stock options, which do not have to meet those requirements. Your stock option agreement will specify whether your option is intended to be an incentive or nonstatutory stock option. Please be aware, however, that due to limitations imposed on incentive stock options by the Internal Revenue Code, an option initially intended to be an incentive stock option may not in fact qualify, or may become a nonstatutory stock option in full or in part. For example, taking into account all of your options designated as incentive stock options, if the aggregate exercise price of the shares which become exercisable for the first time in a given calendar year exceeds $100,000, these options will likely not qualify in full as incentive stock options. See Q&A 10 for further explanation of this $100,000 limit. See Q&A 17 through 32 regarding the primary federal income tax consequences of incentive and nonstatutory stock options.

3.	What is the Date of Grant?

The “Date of Grant” is the day that the Company grants you an option to purchase the Company’s common stock, unless the Plan administrator specifies a later effective date. Your Date of Grant is stated in your stock option agreement.

4.	How many shares does my option cover?

The number of shares covered by each option is determined by the Plan administrator at its discretion. If you are granted an option, the number of shares subject to your option is stated in your stock option agreement.

5.	When will my option expire?

Unless your option has terminated on an earlier date due to your termination of service or other events described in your stock option agreement, it will expire and no longer be exercisable following the close of business on the “Option Expiration Date” stated in your stock option agreement. The Option Expiration Date is typically the date 10 years after your Date of Grant. However, an incentive stock option granted to a participant who, at the time the option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock will have an Option Expiration Date that is 5 years after the Grant Date. You should review your stock option agreement for the exact date.

6.	What are the vesting provisions of my option?

Your option is said to “vest” when you have earned the right to exercise it to purchase shares of Company stock. Your option may vest in full on a specified date or it may vest in installments determined under a vesting schedule. Generally, you will vest in (i.e., earn the right to exercise) your option through your continued service with the Company. Your stock option agreement states the rate at which your option vests and becomes exercisable as long as your service continues.

7.	If my service terminates, will the vesting of my option be affected?

Yes. Generally, upon your termination of service, vesting of your option will stop. Your option will then be exercisable only to the extent it had become vested prior to your termination of service.

8.	When may I exercise my option?

You may exercise your option on and after the date stated in your stock option agreement and prior to the Option Expiration Date or such earlier date on which it ceases to be exercisable, for example, following your termination of service.

9.	When will my option be treated as exercised?

Your option is treated as exercised on the day on which the Company receives both your notice of exercise and your payment of the exercise price for the shares you are purchasing. If you exercise your option through a same-day exercise and sale procedure, your irrevocable instruction to a broker to pay over the exercise price of your option will be treated as payment of the exercise price.

10.	How many shares may I purchase?

When you exercise your option, you may purchase up to a number of shares equal to the number of shares subject to your option which are vested, less the number of shares you previously acquired by exercising your option.

11.	Is there a limitation on the number of shares for which an incentive stock option may become exercisable in any one calendar year?

Yes. The aggregate fair market value of the shares (determined at the Date of Grant) for which an option may become exercisable in any calendar year as an incentive stock option under the federal tax laws may not exceed $100,000. To the extent you hold two or more incentive stock options that become exercisable in the same calendar year, options designated as incentive stock options are taken into account in the order in which they are granted. Options or portions of options that do not qualify as incentive stock options under the federal tax laws by reason of this dollar limitation may nevertheless be exercised as nonstatutory stock options in the calendar year in which they become exercisable.

12.	What is the exercise price of my option?

The exercise price is stated in your stock option agreement. This is the purchase price you must pay for each share you wish to acquire by exercising your option. The exercise price was established by the Plan administrator when your option was granted. Under the terms of the Plan, the exercise price must be at least the “fair market value” of a share of the Company’s common stock on the Date of Grant. The “fair market value” for this purpose is generally the closing price of a share on the applicable date as quoted on the Nasdaq National Market, unless the Plan administrator used a different method for determining the fair market value, as permitted by the Plan. An incentive stock option granted to a participant who, at the time the option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock will have an exercise price per share no less than 110% of the fair market value on the Date of Grant.

13.	How do I exercise my option?

To exercise your option you must give electronic or written notice to the Company and pay the exercise price for the shares you are purchasing. The notice must state your election to exercise the option, the number of whole shares of Company stock you are purchasing and any other information required by your stock option agreement. You must digitally sign or authenticate the electronic notice or manually sign the written notice. Electronic notices must be transmitted and written notices must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company or an authorized representative of the Company (including any third party administrator designated by the Company). You must deliver either the electronic or written notice and your exercise price payment prior to the termination of the option. You must also make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the option exercise.

14.	How do I pay for the stock when I exercise my option?

Generally, you may pay the exercise price using any combination of the following methods to the extent that the Plan administrator has authorized them in your stock option agreement:

1.	Cash or check or cash equivalent.

2.	By tender to the Company, or attestation to the ownership, of shares of the Company’s common stock.

3.	A “cashless exercise.” A “cashless exercise” means the delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan in an amount equal to the exercise price with respect to some or all of the Shares being acquired upon the exercise of the option. A cashless exercise is often referred to as “same-day exercise and sale.”

4.	By delivery of a properly executed notice electing a net exercise.

5.	Such other consideration as approved by the Plan administrator.

The Plan administrator may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

15.	What happens to my option if my service terminates?

The effect of your termination of service is specified in your stock option agreement. Generally, an option will remain exercisable for three (3) months following your termination of service. Additionally, if service terminates as a result of your death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its Option Expiration Date.

If the exercise of your option within the applicable time periods set forth in your stock option agreement is prevented by securities law restrictions, your option will remain exercisable until three (3) months after the date you are notified by the Company that the Option is exercisable (but in no event later than the Option Expiration Date).

If a sale within the applicable time periods set forth in your stock option agreement of shares acquired by the exercise of your option will subject you to a suit under Section 16(b) of the Exchange Act, your exercise period may be extended until the earliest of (i) the 10th day following the date on which a sale of such shares would no longer be subject to suit, (ii) the 190th day after your termination of service, or (iii) the Option Expiration Date.

16.	What happens to shares I have purchased if my service with the Company terminates?

You are entitled to retain ownership of any vested shares you have purchased until such time as you decide to sell them.

U.S. TAX IMPLICATIONS OF INCENTIVE STOCK OPTIONS

The tax consequences arising in connection with stock options are complex and subject to change. The following summary is only a general guide to the current United States federal income tax treatment of incentive stock options (“ISOs”) granted under the Plan. Your particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if shares are used to exercise an option, if shares acquired by exercise of an option are sold to certain related parties, or if you acquire substantially identical shares within the 30-day period before or after your sale of shares acquired upon exercise of an option. This summary does not address the tax consequences under the laws of other countries. Furthermore, if you live or work in the United States, but are also subject to the tax laws of another country, there may be other tax consequences that apply to you. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE EXERCISE OF ANY OPTION AND PRIOR TO THE DISPOSITION OF ANY SHARES ACQUIRED UNDER THE PLAN.

17.	Is the grant to me of an ISO a taxable event?

No. You do not realize taxable income merely because you are granted an ISO under the Plan.

18.	What are the tax consequences of my exercise of an ISO?

You will not recognize taxable income for regular tax purposes as a result of your exercise of an ISO. However, when you exercise an ISO, the excess of the fair market value of the shares on the date of the exercise over the exercise price of the ISO, often referred to as the “spread,” is treated as income for purposes of computing your alternative minimum tax, unless you dispose of the shares in the same calendar year as your exercise.

EXAMPLE: Adams has an ISO for 1,000 shares with an exercise price of $7 per share. If Adams exercises the option for all 1,000 shares on a day when they are fully vested and the fair market value of the stock is $10 per share, then the spread of $3 per share ($10 - $7), or $3,000, is an item of alternative minimum taxable income.

The Internal Revenue Code requires taxpayers to compute the tax due under the alternative minimum tax rules and to pay that amount with their Form 1040 return if it is greater than the amount due under the regular method of determining income taxes. If you are required to pay alternative minimum tax, you may be entitled to claim certain tax credits against your regular tax obligations in years following the year of option exercise. You may need to pay quarterly estimated tax or increase your income tax withholding from wages to avoid penalties for underpayment of estimated tax. If you are considering exercising an ISO, you should consult your personal tax advisor before exercising your option to determine the alternative minimum tax consequences based on your particular situation.

19.	Is my subsequent sale of shares acquired pursuant to an ISO a taxable event?

Yes. When you sell or otherwise dispose of your shares, your federal income tax consequences will depend on how long you have held the shares. If you do not dispose of the shares prior to the later of two years after the date of option grant and one year after the date on which you exercised the option (the “ISO Holding Period”), you will recognize a capital gain (or loss) equal to the amount by which the sale proceeds exceed (or are less than) your adjusted basis in the shares. For regular tax purposes the adjusted basis is generally the exercise price. For alternative minimum tax purposes the adjusted basis is generally the exercise price plus any spread treated as an item of income for alternative minimum tax purposes. The capital gain will be long term capital gain.

However, if you sell or otherwise dispose of your shares prior to the end of the ISO Holding Period (a “disqualifying disposition”), then you will generally recognize ordinary income in the year of disposition equal to the lesser of: (1) the difference between the fair market value of the shares on the date of option exercise and the exercise price you paid, or (2) the actual gain you realized on the disposition (sale proceeds minus the exercise price you paid). Any additional gain in excess of your adjusted basis in the shares will be taxable as capital gain and any loss will be a capital loss. The applicable capital gain tax rate will depend on the length of your holding period. (See Q&A 20.) For regular tax purposes, your adjusted basis generally will be the sum of the exercise price paid and the amount of ordinary income recognized upon the disqualifying disposition. For alternative minimum tax purposes, your adjusted basis generally will be the sum of the exercise price and any spread treated as an item of income for alternative minimum tax purposes. However, if you dispose of the shares in the same calendar year as you exercise your option, you will have no income for alternative minimum tax purposes.

20.	What are long-term and short-term capital gains?

A capital gain or loss will be long-term if you hold the shares for more than one year after your purchase date and short-term if you hold the shares for one year or less after your purchase date. Currently, long-term capital gains are subject to a maximum federal income tax rate of 15% while short-term capital gains are taxed at the same rates as ordinary income.

21.	Will any amounts be withheld from my paycheck to cover my tax liability?

No. Under current U.S. federal tax law, the Company is not required to withhold income or employment taxes upon either your exercise of an ISO or your disposition of shares you acquired by exercising an ISO. However, you will remain responsible for including as income in your tax return any alternative minimum taxable income resulting from your exercise of an ISO and/or any compensation recognized as ordinary income upon a disqualifying disposition of ISO shares. The Company intends to report to the Internal Revenue Service any such ordinary income resulting from a disqualifying disposition. You may need to pay quarterly estimated tax or increase your income tax withholding from wages to avoid penalties for underpayment of estimated tax.

22.	Will I owe any other taxes?

The above discussion is only a summary of certain aspects of the highly complex U.S. federal income tax rules applicable to ISOs and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

23.	Who can I talk to about my specific tax situation?

Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

24.	Does the Company receive a tax deduction?

The Company is not entitled to a tax deduction if you satisfy the ISO Holding Period. If you do not satisfy the ISO Holding Period, the Company will generally be entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

U.S. TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS

The tax consequences arising in connection with stock options are complex and subject to change. The following summary is only a general guide to the current United States federal income tax consequences of nonstatutory stock options (“NSOs”) granted under the Plan. Your particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if shares are used to exercise an option, if shares acquired by exercise of an option are sold to certain related parties, or if you acquire substantially identical shares within the 30-day period before or after your sale of shares acquired upon exercise of an option. This summary does not address the tax consequences under the laws of other countries. Furthermore, if you live or work in the United States, but are also subject to the tax laws of another country, there may be other tax consequences that apply to you. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE EXERCISE OF ANY OPTION AND PRIOR TO THE DISPOSITION OF ANY SHARES ACQUIRED UNDER THE PLAN.

25.	Is the grant to me of an NSO a taxable event?

No. You do not realize taxable income merely because you are granted an NSO under the Plan.

26.	Is my exercise of an NSO a taxable event?

Yes. You will recognize taxable income as a result of your exercise of an NSO. Generally, the amount of that income is determined on your exercise date. At that time, you will recognize ordinary income equal to the excess of the fair market value of the shares on the exercise date over the purchase price you pay for the shares. If you are an employee or former employee, that ordinary income is treated as wages subject to income and employment tax withholding.

27.	Is my subsequent sale of shares acquired pursuant to an NSO a taxable event?

Yes. Your sale of any shares that you acquire pursuant to an NSO is a taxable event. At the time of sale, you will recognize any additional gain or loss realized in the disposition. That gain or loss is determined by the difference between the amount you realize on the sale of the shares and their adjusted basis. The adjusted basis of the shares you sell is generally the sum of the purchase price you paid for the shares and the amount of ordinary income your recognized in connection with your exercise of the option for those shares. The tax consequences of disposing of the shares will vary depending on how long you have held the shares.

28.	What are long-term and short-term capital gains?

A capital gain or loss will be long-term if you hold the shares for more than one year after your purchase date and short-term if you hold the shares for one year or less after your purchase date. Currently, long-term capital gains are subject to a maximum federal income tax rate of 15% while short-term capital gains are taxed at the same rates as ordinary income.

29.	Will any amounts be withheld from my paycheck to cover my tax liability?

If you are an employee or former employee, when you purchase shares by exercising your option, you must make adequate provision for any federal, state, local or foreign tax withholding obligations. Generally, you will be required to pay directly to the Company or your employer the full amount of your tax withholding obligation at the time you exercise your option. If you exercise your option through a same-day exercise and sale procedure, you will be required to assign to the Company a portion of your share sale proceeds sufficient to pay your withholding tax. The Company may, but is not required to, withhold from your compensation the amount necessary to meet its tax withholding obligations. If you request, the Company may, but is not obligated to, withhold from the vested shares otherwise issuable to you on exercise of your option a number of whole shares having a fair market value on the exercise date not in excess of the minimum amount of tax required to be withheld by law. The Company will not be liable to you for any adverse tax consequences you suffer in connection with this share withholding procedure. The Company has no obligation to deliver shares of stock until you have satisfied the withholding obligation.

30.	Will I owe any other taxes?

The above discussion is only a summary of certain aspects of the U.S. federal income tax rules applicable to NSOs and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

31.	Who can I talk to about my specific tax situation?

Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

32.	Does the Company receive a tax deduction?

The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

APPENDIX B

QUESTIONS & ANSWERS ABOUT

STOCK APPRECIATION RIGHTS AWARDS UNDER

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

[RESERVED]

B-1

APPENDIX C

QUESTIONS & ANSWERS ABOUT

RESTRICTED STOCK AWARDS UNDER

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

The purpose of this appendix is to provide you with a summary of the terms of your restricted stock awards under the Zoran Corporation 2005 Equity Incentive Plan. This appendix should be read in conjunction with the prospectus detailing the general provisions of the Plan. Should any inconsistency exist between the following description and the actual terms of the Plan or your award agreement, the terms of the Plan and your award agreement control.

RESTRICTED STOCK AWARDS: STOCK BONUSES, STOCK PURCHASE RIGHTS AND RESTRICTED STOCK UNITS

33.	What is a restricted stock award?

A restricted stock award may be granted under the Plan in the form of either a stock bonus, stock purchase right or restricted stock unit. A stock bonus is a grant of stock which does not generally require payment of any monetary purchase price, a stock purchase right is an award which permits the Plan participant to elect during a short period of time to purchase a specified number of shares at a specified price, and a restricted stock unit is simply a promise by the Company to issue shares at or after vesting of the units.

34.	How many shares does my restricted stock award cover?

The number of shares covered by each restricted stock award is determined by the Plan administrator at its discretion. If you are granted a restricted stock award, the number of shares subject to your award is stated in your award agreement.

35.	What are the vesting provisions of my restricted stock award?

Your restricted stock award is said to “vest” when you have earned the right to the shares underlying the award. Your restricted stock award vests at such time or times, upon such event or events, and subject to such terms, conditions and restrictions as determined by the Plan administrator and set forth in your award agreement. Generally, you will vest in your restricted stock award through your continued service to the Company. Your restricted stock award agreement states the rate at which your award vests as long as your service continues.

36.	If my service terminates, will the vesting of my restricted stock award be affected?

Yes. Generally, upon your termination of service, the vesting of your restricted stock award will stop. The vested portion of your restricted stock award will depend on your length of service prior to the date of your termination. You should review your award agreement for the specific terms of your award.

37.	What is my restricted stock purchase date?

If you were granted a restricted stock purchase right, your purchase date is the day on which the Company receives both your notice of exercise of your purchase right and your payment of the purchase price for the shares you are buying.

38.	What is the purchase price for a restricted stock award?

The purchase price for shares of stock issuable under a stock purchase right is established by the Plan Administrator in its discretion.

Generally, no monetary payment is required for the issuance of shares under a stock bonus award or a restricted stock unit award, the consideration for which will be services already rendered by the participant to a Participating Company. However, a participant granted a stock bonus or a restricted stock unit award will be required to furnish consideration in the form of cash or past services rendered in the amount of the par value of the shares subject to the award.

39.	When can I exercise my stock purchase right?

The Plan administrator will decide, in its discretion, the period during which you may exercise your stock purchase right, but that period will not exceed 30 days from the date of grant of the award.

40.	How do I pay for the stock when I exercise my stock purchase right?

Generally, you may pay the purchase price for the number of shares of stock you purchase in cash or by check or cash equivalent, or such other consideration as approved by the Plan administrator.

41.	What happens to my shares if my service with the Company terminates?

You are entitled to retain ownership of any vested shares you have acquired under your restricted stock award until such time as you decide to sell them. Generally, you will forfeit any shares you acquired under a stock bonus award and any restricted stock units granted to you that have not vested as of the date your service terminates. The Company will have the right to repurchase from you, by refunding your original purchase price, any shares you acquired under a stock purchase right that have not vested as of the date your service terminates.

U.S. TAX IMPLICATIONS OF RESTRICTED STOCK AWARDS

The tax consequences arising in connection with restricted stock awards are complex and subject to change. The following summary is only a general guide to the current United States federal income tax consequences of restricted stock awards under the Plan and does not describe all such possible tax consequences. Your particular situation may be such that some variation of the general rules is applicable. This summary does not address the possible tax consequences of Section 409A of the Internal Revenue Code (relating to the treatment of nonqualified deferred compensation) or the tax consequences under the laws of other countries. Furthermore, if you live or work in the United States, but are also subject to the tax laws of another country, there may be other tax consequences that apply to you. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF ANY RESTRICTED STOCK AWARDS YOU RECEIVED UNDER THE PLAN.

42.	How are stock bonuses taxed?

Generally, you will not realize taxable income at the time that shares are granted to you under a stock bonus award. However, if any of the shares you receive are immediately vested at the time of grant, the fair market value of those shares will be taxable to you as ordinary income on the grant date. You will generally recognize ordinary income as the bonus shares vest in an amount equal to the fair market value of the shares determined on the date on which they vest. You may elect to be taxed on bonus shares as if the shares were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code no later than 30 days after the date of grant of those shares. If you file a timely notice under Section 83(b), you will generally recognize ordinary income equal to the fair market value of the shares determined on the date of grant.

43.	How are stock purchase rights taxed?

Generally, you will not realize taxable income merely because you are granted a stock purchase right under the Plan. You will recognize taxable income upon your exercise of a stock purchase right only to the extent of any of the shares that are immediately vested at the time of purchase. The fair market value of those immediately vested shares less the purchase price you paid for the shares will be taxable to you as ordinary income. As to shares that are unvested on your purchase date, you will generally recognize ordinary income as the shares vest in an amount equal to the excess of the fair market value of the shares determined on the date on which they vest over the purchase price you paid for the shares. You may elect to be taxed on shares you acquire under your stock purchase right as if the shares were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code no later than 30 days after your purchase date. If you file a timely notice under Section 83(b), you will generally recognize ordinary income equal to the excess of the fair market value of the shares determined on the purchase date over the purchase price you paid for the shares.

44.	How are restricted stock unit awards taxed?

Generally you will not recognize taxable income merely because you are granted a restricted stock unit award under the Plan. The fair market value of the shares of common stock which are eventually issued to you upon settlement of your award under the terms of the restricted stock unit agreement will be taxable to you as ordinary income at the time of their issuance. Please note that unlike the other types of restricted stock awards, you may not elect to be taxed on unvested restricted stock units you receive as if the restricted stock units were not subject to vesting conditions by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code.

45.	Is my subsequent sale of shares acquired pursuant to my restricted stock award a taxable event?

Yes. Your sale of any shares that you acquire pursuant to a restricted stock award is a taxable event. At the time of sale, you will recognize any capital gain or loss realized in the disposition of the shares. That gain or loss is determined by the difference between the amount you realize on the sale of the shares and their adjusted basis. The adjusted basis of shares you sell is generally the sum of the purchase price you paid for the shares, if any, and the amount of ordinary income you recognized when the shares were transferred to you if they were vested at that time or if you filed a timely election under Section 83(b), or, if you did not make a timely election under Section 83(b), when the shares vested. The tax consequences of disposing of the shares will vary depending on how long you have held the shares.

46.	What are long-term and short-term capital gains?

A capital gain or loss will be long-term if your holding period for the shares is more than one year and short term if your holding period for the shares is one year or less. The holding period begins on the day following the day that the shares you acquired become vested (or the acquisition date if you filed a timely Section 83(b) election or the shares were issued to you in settlement of a vested restricted stock units award), and the date of sale is included in the holding period. Currently, long-term capital gains are subject to a maximum federal income tax rate of 15% while short-term capital gains are taxed at the same rates as ordinary income.

47.	Will any amounts be withheld from my paycheck to cover my tax liability?

If you are an employee or former employee, when you recognize ordinary income in connection with your restricted stock award, you must make adequate provision for any federal, state, local or foreign tax withholding obligations. Generally, you will be required to pay directly to the Company or your employer the full amount of your tax withholding obligation at the time you recognize ordinary income. The Company may, but is not required to, withhold from your compensation the amount necessary to meet its tax withholding obligations. If you request, the Company may, but is not obligated to, withhold from your vested shares a number of whole shares having a fair market value not in excess of the minimum amount of tax required to be withheld by law. The Company will not be liable to you for any adverse tax consequences you suffer in connection with this share withholding procedure. The Company has no obligation to deliver shares of stock until you have satisfied the withholding obligation.

48.	Will I owe any other taxes?

The above discussion is only a summary of certain aspects of the U.S. federal income tax rules applicable to restricted stock awards and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

49.	Who can I talk to about my specific tax situation?

Since the tax implications of restricted stock awards can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

50.	Does the Company receive a tax deduction?

The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

APPENDIX D

QUESTIONS & ANSWERS ABOUT

PERFORMANCE AWARDS UNDER

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

[RESERVED]

D-1

APPENDIX E

QUESTIONS & ANSWERS ABOUT

DEFERRED COMPENSATION AWARDS

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

[RESERVED]

E-1

APPENDIX F

QUESTIONS & ANSWERS ABOUT

CASH-BASED AND OTHER STOCK-BASED AWARDS

THE ZORAN CORPORATION 2005 EQUITY INCENTIVE PLAN

[RESERVED]

F-1

ATTACHMENT B

FORM OF RSU AWARD AGREEMENT (US PARTICIPANTS)

The Form of RSU Award Agreement (US Participants) included as Attachment B to the Offer Circular is incorporated herein by reference. If you need another copy of the Form of RSU Award Agreement (US Participants), contact Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2 of the Offer Circular.

[Option Exchange Program]

ZORAN CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For U.S. Participants)

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock of Zoran Corporation, as follows:

Participant:	____________________		Employee ID: __________

Date of Grant:	____________________

Number of Restricted Stock Units:	_______________, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vested Units:	Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Units shall cumulatively increase on each respective date set forth below by the number of units set forth opposite such date, as follows:
	Vesting Date	No. Units Vesting	Cumulative No. Vested Units

Superseding Agreement:	[None] [Zoran Corporation Executive Retention and Severance Plan]

The terms and conditions of the foregoing Superseding Agreement to which the Participant is a party shall, notwithstanding any provision of the Restricted Stock Units Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Units Agreement to the extent intended by such Superseding Agreement.

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The Award has been granted in exchange for the options to purchase shares of the Company’s common stock tendered by the Participant for exchange pursuant to the Company’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Exchange Offer”). The Award is in complete satisfaction of the rights of the Participant to be granted Restricted Stock Units by the Company in exchange for such tendered options pursuant to the Exchange Offer. Such tendered options have been cancelled, and the Participant has no further rights with respect thereto or in respect thereof.

The Company agrees that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. By accepting the Award, the Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement and agrees that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement.

ZORAN CORPORATION

By:

Its:

Address:	1390 Kifer Road
Sunnyvale, CA 94086

ATTACHMENTS:	2005 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

2

ZORAN CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(For U.S. Participants)

Zoran Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By accepting the Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.	THE AWARD.

3.1 Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

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3.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.	VESTING OF UNITS.

The Units shall vest and become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

5.	COMPANY REACQUISITION RIGHT.

In the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.

6.	SETTLEMENT OF THE AWARD.

6.1 Issuance of Shares of Stock. Subject to the provisions of Section 6.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 7 or the Company’s Insider Trading Policy.

6.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

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6.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.	TAX WITHHOLDING.

Subject to compliance with Section 15 of the Plan, applicable law and the Company’s Insider Trading Policy and all in accordance with Company procedures, upon any distribution of Stock in respect of the Units, the Participant shall satisfy the Participating Companies’ tax withholding obligations in connection with such distribution by providing for delivery to a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the sale on the market of an appropriate number of whole shares being distributed, valued at their then Fair Market Value, to satisfy any withholding obligations of the Participating Companies with respect to such distribution of shares at the minimum applicable withholding rates and the assignment to the Company of such proceeds. In the event that the Participant cannot legally satisfy such withholding obligations by such a sale of shares, or in the event of a cash payment or any other withholding event in respect of the Units, the Participant shall pay to the Company (or any other Participating Company) in cash, upon the vesting of the Units or any other tax withholding event arising in connection with the Units, the total amount of federal, state and local taxes required to be withheld with respect to that withholding event or the Company (or any other Participating Company) may, in its sole discretion, deduct such amount from other compensation otherwise payable to the Participant.

8.	EFFECT OF CHANGE IN CONTROL ON AWARD.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or continue the Company’s rights and obligations with respect to outstanding Units or substitute for outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. In the event the Acquiror elects not to assume, continue or substitute for the outstanding Units in connection with a Change in Control, the Award, to the extent of any Units which are then unvested, shall terminate and cease to be outstanding effective as of the time of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Vested Unit (and each unvested Unit if so determined by the Committee) outstanding immediately prior to the Change in Control

5

shall be canceled in exchange for payment with respect to each such Unit immediately prior to its cancellation in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control (subject to any required tax withholding). Such payment shall be made not later than three (3) business days following the Change in Control.

9.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.	RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

11.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

6

12.	MISCELLANEOUS PROVISIONS.

12.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.2 Nontransferability of the Award. Prior the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

7

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

12.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8

ATTACHMENT C

FORM OF RSU AWARD AGREEMENT (NON-US PARTICIPANTS)

The Form of RSU Award Agreement (Non-US Participants) included as Attachment C to the Offer Circular is incorporated herein by reference. If you need another copy of the Form of RSU Award Agreement (Non-US Participants), contact Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2 of the Offer Circular.

[Option Exchange Program]

ZORAN CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For Non-U.S. Participants)

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock of Zoran Corporation, as follows:

Participant:	First Name Last Name	Employee ID:	ID

Date of Grant:	Option Date

Number of Restricted Stock Units:	Shares, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Local Law:	The laws, rules and regulations of [Name of Country], of which the Participant is a resident.

Vested Units:	Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Units shall cumulatively increase on each respective date set forth below by the number of units set forth opposite such date, as follows:

	Vesting Date	No. Units Vesting	Cumulative No. Vested Units

Superseding Agreement:	[None] [Zoran Corporation Executive Retention and Severance Plan]

The terms and conditions of the foregoing Superseding Agreement to which the Participant is a party shall, notwithstanding any provision of the Restricted Stock Units Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Units Agreement to the extent intended by such Superseding Agreement.

The Award has been granted in exchange for the options to purchase shares of the Company’s common stock tendered by the Participant for exchange pursuant to the Company’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Exchange Offer”). The Award is in complete satisfaction of the rights of the Participant to be granted Restricted Stock Units by the Company in exchange for such tendered options pursuant to the Exchange Offer. Such tendered options have been cancelled, and the Participant has no further rights with respect thereto or in respect thereof.

The Company agrees that the Award is governed by this Grant Notice and by the provisions of the Plan, the Restricted Stock Units Agreement and the Trust Agreement, all of which are made a part of this document. The Participant acknowledges that copies of the Plan, Restricted Stock Units Agreement, and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. By accepting the Award, the Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement and agrees that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement.

[Option Exchange Program]

ZORAN CORPORATION

By:

Its:

Address:	1390 Kifer Road
Sunnyvale, CA 94086

ATTACHMENTS:  2005 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus

ZORAN CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(For Non-U.S. Participants)

Zoran Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By accepting the Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares of Stock pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.

2.2 Employment Conditions. In accepting the Award, the Participant acknowledges that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(d) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

1

(e) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without cause.

(f) The Participant is voluntarily participating in the Plan.

(g) The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(h) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(i) In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(j) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(k) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting the Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3 Data Privacy Consent.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Participating Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary

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amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

3.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.	THE AWARD.

4.1 Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 10. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

5.	VESTING OF UNITS.

The Units shall vest and become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

6.	COMPANY REACQUISITION RIGHT.

In the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.

7.	SETTLEMENT OF THE AWARD.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Insider Trading Policy.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

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7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal or state law or Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws, including Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8.	TAX WITHHOLDING.

Subject to compliance with Section 15 of the Plan, applicable law and the Company’s Insider Trading Policy and all in accordance with Company procedures, upon any distribution of Stock in respect of the Units, the Participant shall satisfy the Participating Companies’ tax withholding obligations in connection with such distribution by providing for delivery to a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the sale on the market of an appropriate number of whole shares being distributed, valued at their then Fair Market Value, to satisfy any withholding obligations of the Participating Companies with respect to such distribution of shares at the minimum applicable withholding rates and the assignment to the Company of such proceeds. In the event that the Participant cannot legally satisfy such withholding obligations by such a sale of shares, or in the event of a cash payment or any other withholding event in respect of the Units, the Participant shall pay to the Company (or any other Participating Company) in cash, upon the vesting of the Units or any other tax withholding event arising in connection with the Units, the total amount of federal, state and local taxes required to be withheld with respect to that withholding event or the Company (or any other Participating Company) may, in its sole discretion, deduct such amount from other compensation otherwise payable to the Participant.

9.	EFFECT OF CHANGE IN CONTROL ON AWARD.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or continue the Company’s rights and obligations with respect to outstanding Units or substitute for outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. In the event the Acquiror elects not to assume, continue or substitute for the outstanding Units in connection with a Change in Control, the Award, to the extent of any Units which are then unvested, shall terminate and cease to be outstanding effective as of the time of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Vested Unit (and each unvested Unit if so

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determined by the Committee) outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to each such Unit immediately prior to its cancellation in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control (subject to any required tax withholding). Such payment shall be made not later than three (3) business days following the Change in Control.

10.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11.	RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13.	MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

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13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party, in the case of the Participating Company, at the address shown below that party’s signature to the Grant Notice and, in the case of the Participant, at the address most recently on file in the payroll records of the Participating Company, or at such other address as either such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of

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litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

13.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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ATTACHMENT D

FORM OF RSU AWARD AGREEMENT (PARTICIPANTS IN ISRAEL)

The Form of RSU Award Agreement (Participants in Israel) included as Attachment D to the Offer Circular is incorporated herein by reference. If you need another copy of the Form of RSU Award Agreement (Participants in Israel), contact Karen Pereira at optionexchange@zoran.com or at the address or telephone or fax number given on page 2 of the Offer Circular.

[Option Exchange Program]

ZORAN CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For Participants Resident in Israel)

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock of Zoran Corporation, as follows:

Participant:	_______________	Employee ID:	_______________

Date of Grant:	_______________

Number of Restricted Stock Units:	_______________, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Local Law:	The laws, rules and regulations of Israel, of which the Participant is a resident.

Vested Units:	Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the relevant date, the number of Vested Units shall cumulatively increase on each respective date set forth below by the number of units set forth opposite such date, as follows:

	Vesting Date	No. Units Vesting	Cumulative No. Vested Units

Superseding Agreement:	[None] [Zoran Corporation Executive Retention and Severance Plan]

The terms and conditions of the foregoing Superseding Agreement to which the Participant is a party shall, notwithstanding any provision of the Restricted Stock Units Agreement to the contrary, supersede any inconsistent term or condition set forth in the Restricted Stock Units Agreement to the extent intended by such Superseding Agreement.

Tax Status of Award:	The Award is intended to qualify under and be subject to Section 102 of the Income Tax Ordinance [New Version], 1961 (capital gain route), and the Income Tax Regulations (Tax Relief in Allocation of Stock to Employees), 2003, promulgated thereunder and any other applicable regulations (“Section 102”); provided, however, that the Company cannot assure the Participant, and therefore does not guarantee, that the Award so qualifies or will so qualify in the future.

Trustee:	The Restricted Stock Units, shares of Stock issued in settlement of the Award (“Shares”), and any additional rights, including any stock bonus, that shall be distributed to you in connection with the Restricted Stock Units or the Shares (“Additional Rights”), shall be held subject to the control of the Trustee: [Tamir Fishman] (the “Trustee”), pursuant to the Trust Agreement between the Company and the Trustee attached herewith and made a part of this Grant Notice (the “Trust Agreement”).

Prevailing Regulations:	The Restricted Stock Units, Shares and any Additional Rights shall be held subject to the control of the Trustee in accordance with the provisions of Section 102, if applicable, the Plan, the Restricted Stock Units Agreement, any Superseding Agreement identified above, any ruling issued by the Income Tax Authority of Israel applicable to the Award, and the Trust Agreement.

Holding Period:

The Restricted Stock Units, Shares and any Additional Rights shall be held subject to the control of the Trustee for a period not shorter than that required by the capital gain route under Section 102 – currently 24 months (the “Holding Period”). The Restricted Stock Units, Shares and any Additional Rights shall not be sold or otherwise transferred prior to expiration of the Holding Period.

The Israel tax consequences of this grant are discussed in more detail in Appendix “A” attached hereto.

Restrictions on Transfer:	Except as otherwise permitted by the Trustee, no Restricted Stock Units, Shares or Additional Rights held subject to the control of the Trustee shall be sold, assigned, pledged as collateral, or otherwise transferred other than by last will and testament or pursuant to applicable law. Following any permitted transfer, all conditions of Section 102 applicable to the transferred Restricted Stock Units, Shares or Additional Rights shall apply to the transferee thereof to the same extent they would apply to the Participant.

Additional Agreements of Participant:	The Award is granted to you subject to the Additional Agreements of Participant set forth below.

ADDITIONAL AGREEMENTS OF PARTICIPANT:

All capitalized terms used below which are not otherwise defined in this Grant Notice shall have the meanings assigned to them by the Restricted Stock Units Agreement or the Plan.

I hereby understand, agree and represent as follows:

1.	The Restricted Stock Units, Shares and any Additional Rights shall be held subject to the control of the Trustee under provisions of Section 102 (capital gain route) for a period not shorter than the Holding Period, in accordance with the provisions of the Trust Agreement and any ruling issued by the Income Tax Authority of Israel applicable to the Award.

2.	Upon the termination of my Service with the Company, I shall have no rights with respect to the Restricted Stock Units, Shares and any Additional Rights except as provided by the Restricted Stock Units Agreement and the Plan.

3.	I understand the provisions of Section 102 and the applicable tax route of this grant of Restricted Stock Units – capital gain tax route with a trustee.

4.	I will inform the Trustee at the end of each year whether or not I am a resident of Israel.

5.	Subject to the provisions of Section 102 and unless otherwise permitted by the Trustee, I will not sell or otherwise transfer the Restricted Stock Units, Shares or Additional Rights prior to expiration of the Holding Period.

6.	The qualification of this Award under Section 102 is conditioned upon the receipt of all approvals from the Income Tax Authority of Israel required for such qualification. In any event, I shall bear and pay any and all taxes and other levies and payments applicable to the grant, settlement, sale or other disposition of the Restricted Stock Units, Shares and any Additional Rights.

7.	The Trustee shall not release or sell any Restricted Stock Units, Shares or Additional Rights prior to the full payment of the tax liability arising with respect to the Award (by way of withholding tax or otherwise).

8.	I am not a “Controlling Shareholder” of Zoran Corporation as defined in Section 32(9) of the Income Tax Ordinance [New Version], 1961, and shall not be one following the issuance to me of Shares in settlement of the Restricted Stock Units.

9.	I will provide and sign any additional document or declaration required by the Trustee or the Company.

10.	I agree to indemnify the Company and/or the Trustee and to hold them harmless against and from any and all liability for any damage and/or loss and/or expense that might occur regarding the tax liability and/or the execution of the Trust Agreement.

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11.	I have read and understand this Grant Notice, the Restricted Stock Units Agreement, the Plan and the Trust Agreement, and I accept the Award subject to all of their terms and conditions. I have received all the clarifications and explanations I requested, and I understand the obligations I undertake in accepting the Award.

The Award has been granted in exchange for the options to purchase shares of the Company’s common stock tendered by the Participant for exchange pursuant to the Company’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Exchange Offer”). The Award is in complete satisfaction of the rights of the Participant to be granted Restricted Stock Units in exchange for such tendered options pursuant to the Exchange Offer. Such tendered options have been cancelled, and the Participant has no further rights with respect thereto or in respect thereof.

By their signatures below, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan, the Restricted Stock Units Agreement and the Trust Agreement, all of which are made a part of this document. The Participant acknowledges that copies of the Plan, Restricted Stock Units Agreement, the Trust Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan, Restricted Stock Units Agreement and the Trust Agreement, and hereby accepts the Award subject to all of their terms and conditions. The Company hereby encourages that Participant to consult with legal counsel, including tax practitioners, regarding the legal and tax ramifications, consequences and/or implications of the granting, holding, exercise and sale of Restricted Stock Units, Shares and any Additional Rights.

ZORAN CORPORATION	PARTICIPANT

By:
Signature
Its:
Date
Address: 1390 Kifer Road
Sunnyvale, CA 94086	Address

ATTACHMENTS:	2005 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement, Trust Agreement and Plan Prospectus

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APPENDIX A TO NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(For Participants Resident in Israel)

Israeli Tax Consequences of Restricted Stock Units Grant

The following describes the Israeli tax consequences of the grant of Restricted Stock Units based upon the law and regulations in effect on the date hereof. You are reminded that the law can change at any time, possibly retroactively, so you are advised to consult with your own suitably qualified independent tax adviser with respect to the tax consequences of receiving and Restricted Stock Units or disposing of shares.

1.	The Company elected the Capital Gains Route of Section 102(b)(2) of the Income Tax Ordinance [New Version], 1961 (the “Capital Gains Route”) for the purpose of the taxation of your income and gains from the Restricted Stock Units. In accordance with the Capital Gains Route and current Israeli tax law, as the Restricted Stock Units or the Shares resulting from the Restricted Stock Units are to be held in trust by the Trustee for the applicable period of time (which is currently two years from the date of this Award) (the “Holding Period”), then generally, a portion of the income and gains derived from the sale of Shares may be classified as capital gains rather than ordinary work income, as described below:

(i)

Since the Restricted Stock Units are granted for no consideration, a benefit is derived at the time of grant of the Restricted Stock Units, which is equal to the average closing price of the Company’s Share on a stock exchange during 30 trading days prior to the Date of Grant. Such benefit, multiplied by the relevant number of Shares (and minus any stock administration fees), will be subject to tax at the time of sale of the Shares (or a transfer of Shares from the Trustee), as ordinary work income (i.e. at your marginal tax rate).[1] In addition, this gain may be subject to social security and national health insurance payments as required by applicable Israeli law.

(ii)	Any excess gain from the sale of Shares resulting from the Restricted Stock Units, above the benefit amount described in the previous clause, will be classified as capital gains under the Capital Gains Route and will be subject to a tax rate of 25%, which under certain circumstances and subject to certain conditions is a lower tax rate than the tax rate applicable to ordinary work income.

2.	Please note that any Tax payable, as described above, will be withheld at source by the Company (or its Israeli subsidiary) at the time of sale of the Shares (or a transfer of Shares from the Trustee), in accordance with the provisions of Israeli tax law, and the transfer of Shares to you is conditioned upon the payment of such tax.

3.	Please note further that any change in your personal circumstances, for example, relocation to another country, may result in tax consequences or changes in the tax treatment of your Restricted Stock Units, and you are advised to seek specific tax advice in any such case.

Notwithstanding the aforesaid, in the event that you do sell Shares or Additional Rights or execute a transfer of Shares from the Trustee prior to the lapse of the Holding Period, tax will be withheld at source by the Company (or its Israeli subsidiary) in accordance with Israeli tax law. In such case, your income and gains shall be classified and taxed as ordinary work income, rather than capital gains.

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The above tax description is a general summary only and does not refer to expenses involved with the sale of Shares or changes in the Israeli Consumer Price Index or foreign currency exchange rates, which may impact the final tax calculation.

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[Option Exchange Program]

ZORAN CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(For Non-U.S. Participants in Option Exchange Program)

Zoran Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Zoran Corporation 2005 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By accepting the Award, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan in the form most recently registered with the Securities and Exchange Commission (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.	DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	CERTAIN CONDITIONS OF THE AWARD.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares of Stock pursuant to the Award or transfer, assign, sell or otherwise deal with such shares except in compliance with Local Law.

2.2 Employment Conditions. In accepting the Award, the Participant acknowledges that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(c) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(d) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(e) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without cause.

(f) The Participant is voluntarily participating in the Plan.

(g) The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment contract, if any.

(h) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(i) In the event that the Participant is not an employee of the Company, the Award grant will not be interpreted to form an employment contract or relationship with the Company; and furthermore the Award grant will not be interpreted to form an employment contract with any other Participating Company.

(j) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(k) No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by accepting the Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3 Data Privacy Consent.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Participating Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

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3.	ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.	THE AWARD.

4.1 Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 10. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

5.	VESTING OF UNITS.

The Units shall vest and become Vested Units as provided in the Grant Notice. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

6.	COMPANY REACQUISITION RIGHT.

In the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units, and the Participant shall not be entitled to any payment therefor.

7.	SETTLEMENT OF THE AWARD.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Company’s Insider Trading Policy.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal or state law or Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws, including Local Law, or other law or

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regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8.	TAX WITHHOLDING.

Subject to compliance with Section 15 of the Plan, applicable law and the Company’s Insider Trading Policy and all in accordance with Company procedures, upon any distribution of Stock in respect of the Units, the Participant shall satisfy the Participating Companies’ tax withholding obligations in connection with such distribution by providing for delivery to a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the sale on the market of an appropriate number of whole shares being distributed, valued at their then Fair Market Value, to satisfy any withholding obligations of the Participating Companies with respect to such distribution of shares at the minimum applicable withholding rates and the assignment to the Company of such proceeds. In the event that the Participant cannot legally satisfy such withholding obligations by such a sale of shares, or in the event of a cash payment or any other withholding event in respect of the Units, the Participant shall pay to the Company (or any other Participating Company) in cash, upon the vesting of the Units or any other tax withholding event arising in connection with the Units, the total amount of federal, state and local taxes required to be withheld with respect to that withholding event or the Company (or any other Participating Company) may, in its sole discretion, deduct such amount from other compensation otherwise payable to the Participant.

9.	EFFECT OF CHANGE IN CONTROL ON AWARD.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or continue the Company’s rights and obligations with respect to outstanding Units or substitute for outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. In the event the Acquiror elects not to assume, continue or substitute for the outstanding Units in connection with a Change in Control, the Award, to the extent of any Units which are then unvested, shall terminate and cease to be outstanding effective as of the time of the Change in Control. Notwithstanding the foregoing, the Committee may, in its discretion, determine that upon a Change in Control, each Vested Unit (and each unvested Unit if so determined by the Committee) outstanding immediately prior to the Change in Control shall be canceled in exchange for payment with respect to each such Unit immediately prior to its cancellation in (a) cash, (b) stock of the Company or the Acquiror or (c) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control (subject to any required tax withholding). Such payment shall be made not later than three (3) business days following the Change in Control.

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10.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11.	RIGHTS AS A STOCKHOLDER OR EMPLOYEE.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13.	MISCELLANEOUS PROVISIONS.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

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13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party, in the case of the Participating Company, at the address shown below that party’s signature to the Grant Notice and, in the case of the Participant, at the address most recently on file in the payroll records of the Participating Company, or at such other address as either such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

13.8 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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TRANSLATION FROM HEBREW

Trust Agreement

(Section 2(a))

A Trust Deed (between the trustee and the issuing company)

(SIGNED IN TEL AVIV ON THE 18 TH DAY OF MAY 2008)

BETWEEN:

Tamir Fishman Trusts 2004 Ltd. (hereinafter – the Trustee).

OF THE ONE PART

AND:

Zoran Corporation Inc. (Hereinafter – the Issuing Company)

OF THE SECOND PART

AND:

Zoran Microelectronics Ltd. (Hereinafter – the Employing and Reporting Company)

OF THE THIRD PART

WHEREAS:	On October 5, 2000 and July 29, 2005 the Issuing Company adopted share issuance plans for employees within their meaning in Section 102 of the Ordinance (hereinafter – the Plan);

AND WHEREAS:	under the Plan the Company will from time to time issue shares or rights to shares to employees in a shares issuance via a trustee;

AND WHEREAS:	under the Plan all the shares will be issued by an issuance to the Trustee who shall hold them in trust until the End of the Period, as provided in the Ordinance, in the Income Tax Rules (Tax Relief for Share Issuances to Employees), 5763 – 2003 (hereinafter – the Rules), in the Plans and in this Trust Deed;

AND WHEREAS:	the Company has chosen Tamir Fishman Trusts 2004 Ltd. to act as trustee for the purposes of the aforesaid share issuance plans and it has agreed to act as trustee for all Employer Companies and their employees.

IT IS ACCORDINGLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.	The preamble to this Trust Deed constitutes an integral part thereof.

2.	Under the Plans the shares will not be issued to the Company’s employees but shall be issued in the name of the Trustee and the Trustee shall hold them until the End of the Period, as defined in Section 102 of the Ordinance.

3.	Prior to payment of the tax due as provided in Section 7 of the Rules, or prior to securing such payment, the shares may not be transferred, assigned, mortgaged, pledged or otherwise voluntarily charged, and a power of attorney or transfer deed may be given in respect thereof whether with immediate or future effect, save a transfer by virtue of a will or by operation of law. Where the shares are transferred by virtue of a will or operation of law as aforesaid, the provisions of Section 102 and the provisions of the Rules shall apply to the heirs or transferees of an employee.

4.	Following the End of the Period every employee shall at any time be entitled to demand that the Trustee transfer into his name the shares to which he is entitled, provided that the Trustee shall not transfer such shares as aforesaid until after securing payment of the tax applicable thereon under Section 102 of the Ordinance and under the Rules (hereinafter- the Due Tax) or that such tax has been paid and the Trustee is in possession of an approval to that effect from the Income Tax Assessor.

5.	If under the terms of the plan rights to acquire shares are to be issued to the employee or bonus shares are to be issued to him in respect of such shares, the rights or the bonus shares shall be issued in the name of the Trustee. The employee shall be entitled to instruct the Trustee to realize the rights or bonus shares after the End of the Period as stated in the Plans.

The shares that are the subject of such rights shall be issued to the Trustee in accordance with the provisions of Section 2 of the Rules and the provisions of the Plans shall apply to them, including the choice of taxation route and the provisions of this letter of undertaking, provided that the period of time until the End of the Period shall be counted from the date of issuance of the shares in respect of which such rights or bonus shares were issued.

6.	The Issuing Company hereby undertakes towards the Trustee that it will not issue shares to employees under issuance plans if the employee has not declared that the provisions of Section 102 of the Ordinance and the tax route that is applicable to him are known to him, and as to his written consent to the provisions contained in this Trust Deed and of his undertaking not to realize the shares prior to the End of the Period, as defined in Section 102 of the Ordinance.

AND IN WITNESS WHEREOF THE PARTIES HAVE SIGNED:

[signature]		[signature]
Tamir Fishman Trusts 2004 Ltd.	935729947	Zoran Microelectronics Ltd.	910247568
The Trustee	Deductions File No.	The Employing and Reporting Company	Deductions File No.

[signature]
Zoran Corporation Inc.
The Issuing Company

ATTACHMENT E

SELECTED FINANCIAL DATA

Zoran Corporation

Summary Financial Data

The following summary financial information has been derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2008 and the quarter ended September 30, 2009 that are incorporated by reference in this document.

CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(In thousands, except per share amounts)

	Year Ended December 31, 2008	Year Ended December 31, 2007	Quarter Ended September 30, 2009 (Unaudited)	Quarter Ended September 30, 2008 (Unaudited)
Net Revenues	$438,539	$507,361	$115,538	$126,134
Gross Profit	$209,531	$271,079	$55,694	$59,688
Income (loss) from Operations	$(216,037)	$2,293	$4,278	$(164,960)
Net Income (loss)	$(215,727)	$66,186	$4,876	$(154,220)
Net Income (loss) per Share:

Basic	$(4.20)	$1.32	$0.09	$(3.01)

Diluted	$(4.20)	$1.29	$0.09	$(3.01)

Shares Used in Per-Share Calculation:
Basic	51,350	49,981	51,684	51,231

Diluted	51,350	51,404	52,320	51,231

CONSOLIDATED BALANCE SHEET INFORMATION

(In thousands, except per share amounts)

	September 30, 2009 (Unaudited)	December 31, 2008	December 31, 2007
Current Assets	$479,768	$444,286	$452,210
Non-Current Assets	$87,336	$128,161	$368,122

Total Assets	$567,104	$572,447	$820,332

Current Liabilities	$70,958	$66,052	$111,804
Non-Current Liabilities	$28,863	$26,985	$20,756

Total Liabilities	$99,821	$93,037	$132,560
Total Stockholders’ Equity	$467,283	$479,410	$687,772

Total Liabilities and Stockholders’ Equity	$567,104	$572,447	$820,332

We had a book value of $9.04 per share as of September 30, 2009 (calculated using the book value of $467,283,000 as of September 30, 2009, divided by the number of outstanding shares of 51,709,237 as of September 30, 2009).

The following table sets forth our ratio of earnings to fixed charges for the periods specified (in thousands, except ratio of earnings to fixed charges):

	Year Ended December 31, 2008	Year Ended December 31, 2007	Nine Months Ended September 30, 2009 (Unaudited)
Earnings:
Income (loss) from continuing operations before income taxes	$(203,448)	$16,351	$(26,145)
Add: fixed charges	—	—	—

Earnings	$(203,448)	$16,351	$(26,145)

Fixed charges:
Interest expense	$—	$—	$—
Estimate of interest relating to rental expense	—	—	—

Total fixed charges	$—	$—	$—

Ratio of earnings to fixed charges	N/A	N/A	N/A
Deficiency	N/A	N/A	N/A

ATTACHMENT F

GUIDE TO INTERNATIONAL ISSUES

Zoran Corporation

Offer to Exchange: A Guide to Issues in Germany

This supplement has been prepared to provide employees subject to tax in Germany with a summary of the tax consequences of the option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax and social security at the time shares of Zoran common stock are issued to you. The amount subject to income tax will be the lowest share price on the date when the shares are issued to you. Additionally, solidarity surcharge of 5.5% and church tax (where applicable) of 8 or 9% will be payable on the amount of income tax payable.

Subsequent Sale of Shares

When you sell your shares, you realize a capital tax event. To the extent the sales price of the shares is higher than the lowest share price of the shares on the date of transfer, you will be subject to capital gains tax at a flat tax rate of 25%.

Withholding and Reporting

Zoran is required to withhold income tax, solidarity surcharge, church tax (if applicable), and social security contributions for the month in which the shares are transferred to you. However, social security charges are subject to annual ceilings of €64,800 (€54,600 in newly formed German states, 2009 rates) for pension and unemployment insurance and €44,100 (2009 rates) in both old and newly formed German states for health and nursing insurance (i.e., if your income from employment already exceeds these amounts, no further contributions will be payable). Zoran must also report the benefits in the individual and collective wage tax reports and on your wage tax card provided to the tax authorities. You are required to file a personal income tax return annually and include income from employee share plans. Generally, the tax return must be filed by May 31 of the year following the taxable event. If the amount withheld is not sufficient to cover your actual liability, you will be responsible for paying the deficiency.

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Zoran Corporation

Offer to Exchange: A Guide to Issues in Hong Kong

This supplement has been prepared to provide employees subject to tax in Hong Kong with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in Hong Kong.

Subsequent Sale of Shares

When you sell your shares, you will not be subject to capital gains tax upon the sale of your shares.

Withholding and Reporting

Zoran is not required to withhold income tax at the time of vesting of the restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of the restricted stock units. The return must be filed within 30 days of being issued. In general, the tax return is issued at the beginning of May of each year.

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Zoran Corporation

Offer to Exchange: A Guide to Issues in Israel

This supplement has been prepared to provide employees subject to tax in Israel with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

We cannot and do not guarantee any particular tax treatment with respect to the option exchange program, whether pursuant to the tax ruling described below or otherwise – employees shall be solely responsible for their own tax liability with respect to participation in the option exchange program.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

When an employee who is an Israeli resident (or who may be subject to Israeli tax law) exchanges vested eligible options for restricted stock units, the Israeli Tax Authority, or the ITA, may claim this exchange creates for the employee a taxable transaction (due to the sale of granted rights). Zoran’s Israeli subsidiary has obtained a ruling from the ITA, referred to in this document as the “Israeli Tax Ruling,” which generally determines that the option exchange will generally not be treated as a taxable event and that no tax will be payable at the time of exchange.

The Tax Ruling determines that (i) with respect to restricted stock units replacing eligible options that are subject to the provisions of the capital gains tax route of Section 102 of the Israeli Tax Ordinance, or Section 102, such restricted stock units will be viewed for tax purposes as granted under Section 102 as of the date of exchange, and (ii) with respect to eligible options that are not subject to the provisions of Section 102 (i.e. eligible options subject to Section 3(i) of the Israeli Tax Ordinance, subject to Section 102(c) of the Israeli Tax Ordinance, or granted to employees while employed outside of Israel), the restricted stock units replacing such eligible options will be viewed for tax purposes as granted subject to Section 102. The tax consequences of such determination are generally as follows:

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The minimum trust period determined under Section 102 will apply to the restricted stock units replacing your eligible options, and will commence from the date of exchange. For example, if the applicable minimum trust period under Section 102 is 24 months, in order to be eligible for the tax treatment under the capital gains route of Section 102, the shares underlying the restricted stock units cannot be sold until the lapse of two years from the effective date of exchange.

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The 25% tax rate provided under the capital gains route of Section 102 will not apply to the portion of any gain from sale of shares of the common stock of Zoran issued in settlement of the restricted stock units equal to the average closing price of one of the Zoran’s shares on the Nasdaq Stock Market during 30 trading days prior to the date of exchange, referred to below as the Ordinary Income Portion. The Ordinary Income Portion of the gain will be subject to tax at the time of sale of the shares underlying the restricted stock units at your applicable marginal tax rate plus social security and national health insurance payments as provided by applicable law.

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For any restricted stock units replacing an eligible option that is not subject to the provisions of the capital gains tax route of Section 102 (i.e. eligible options subject to Section 3(i) of the Israeli Tax Ordinance, subject to Section 102(c) of the Israeli Tax Ordinance, or granted to employees while employed outside of Israel), the Ordinary Income Portion will in no event be lower, for each share, than an amount equal to the total amount of gain you will realize upon sale of a share subject to the restricted stock units, multiplied by the quotient of (x) the number of days that will lapse from the original date of grant of your eligible option and until the effective date of exchange, and (y) the number of days that will lapse from the original date of grant of your eligible option and until the date of sale of the share underlying your restricted stock unit.

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You (as well as Zoran’s Israeli subsidiary and the trustee for the Section 102 eligible options) will be required to provide the ITA a declaration confirming that you understand the Tax Ruling and will act in accordance with its provisions and will not request its amendment or replacement with another tax arrangement.

Zoran has elected to grant the restricted stock units to Israeli residents under the capital gains route of Section 102. Section 102 capital gains route restricted stock unit and shares issued pursuant to the settlement of restricted stock units should be held in trust with a trustee for a period of at least two years following the date the restricted stock units are granted to the employee and deposited with a trustee approved for such purpose by the ITA.

Under the capital gains route of Section 102, upon the sale of shares issued following the settlement of restricted stock units or upon release from the trust, whichever is earlier, the taxable gain shall be taxed in two parts: (1) the Ordinary Income Portion will be taxable as ordinary income and will be liable for social security payments (including national health insurance). Income tax rates will be determined in accordance with the employee’s marginal tax rate (up to 46% in 2009). (2) The remaining gain, calculated as the difference between (i) the fair market value of a share on the date such share was sold or released from the trust, as the case may be, and (ii) the Ordinary Income Portion, shall be taxable as a capital gain at a rate of 25%,1 provided that the Ordinary Income Portion is not higher than the fair market value of the underlying share on the date of sale. Capital gains derived from the sale of shares are not liable for any social security (including national health insurance) payments. To the extent the shares issued following the settlement of restricted stock units are sold during the two year period during which the restricted stock units should be held in trust, the taxable gain will be considered as ordinary income and will be liable for social security (including national health insurance) payments for both the employer and the employee. Income tax rates will be determined in accordance with the eligible participant’s marginal tax rate (up to 46% in 2009).

Please note that the tax treatment of restricted stock units replacing eligible options that are not subject to the provisions of the capital gains tax route of Section 102 (i.e. eligible options subject to Section 3(i) of the Israeli Tax Ordinance, subject to Section 102(c) of the Israeli Tax Ordinance, or granted to employees while employed outside of Israel) may be significantly different, as described above.

Withholding and Reporting

Zoran or the trustee will withhold income tax and social security (including national health insurance) (if applicable) on your income upon the sale of shares you receive in settlement of your restricted stock units and report the income to the ITA within the usual salary reporting deadlines in accordance to Section 102.

The above discussion is based on the current applicable provisions of the Israeli Tax Ordinance, as amended. We recommend that you consult your own tax advisor with respect to the tax consequences of participating in this offer.

[1]

The above tax description is a general summary only and does not refer to expenses involved with the sale of shares or changes in the Israeli Consumer Price Index or currency exchange rates, which may impact the final tax calculation.

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Zoran Corporation

Offer to Exchange: A Guide to Issues in Japan

This supplement has been prepared to provide employees subject to tax in Japan with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in Japan.

Subsequent Sale of Shares

When you sell your shares, you will be subject to capital gains tax upon the sale of your shares on the difference between the sale proceeds and the “Cost Basis2” of the shares.

Withholding and Reporting

Zoran is not required to withhold income tax at the time of vesting of the restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of the restricted stock units. The return must be filed by March 15 of each year.

[2]	The Cost Basis of your shares is the average cost of all shares of Zoran (if you have multiple holdings of Zoran shares).

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Zoran Corporation

Offer to Exchange: A Guide to Issues in the People’s Republic of China

This supplement has been prepared to provide employees subject to tax in the People’s Republic of China with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units as long as the exchange is a value for value exchange.

Vesting of Restricted Stock Units

You will be subject to income tax at the time the restricted stock units vest. The taxable benefit subject to taxation is unclear and is subject to further confirmation.

The Chinese tax authorities recently published circular Guoshuihan [2009] No. 461, which clarifies the taxation of restricted stock awards (RSAs). Although the circular does not specifically address the tax treatment of Restricted Stock Units (RSUs), in practice, it can be argued that RSUs are similar in nature to RSAs and therefore the tax treatment defined in the Circular 461 may also apply to RSUs. At this time, the local authorities have not clarified whether this circular extends to RSUs and the final tax treatment will be based upon the interpretation of the local tax bureau.

Circular 461 may only be applied to the extent that the plans are registered with the competent tax authorities.

Valuation under circular 461:

If circular 461 is deemed to apply to RSUs, the taxable income for RSU is determined as follows:

(share market price on the registration date * + share market price on the vested date) / 2 x number of shares vested – total amount of money actually paid by the employee x (number of shares vested / total number of RSU obtained by the employee)

*	The registration date is defined as the date that the RSU were registered with any overseas securities registration and custody institution, which would generally be the date of grant.

Assuming you do not pay cash to acquire the RSU, the above italic part of the formula is not applied.

Circular 461 re-emphasizes that the Individual Income Tax (IIT) payable on the income derived from the first exercise of a stock incentive plan (including vesting of RSUs) during a tax year is calculated based on the formula stipulated in the Circular 35. Circular 35 indicates that if the employee derives the income from multiple stock incentive plans more than once during a tax year, the IIT payable on the income derived from the current event should be calculated on a consolidated basis. The combined equity income will be considered one ‘stand-alone’ income and the individual income tax due will be calculated based on the progressive tax brackets for equity income (suggested change to “salary income”) starting from the lowest bracket, allowing credit for any taxes paid in respect of the earlier equity event (suggested change to “the similar nature of salary income earned earlier”).

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Valuation under circular 35:

If circular 461 were deemed not to apply, the RSU income would be taxable under circular 35. As such, the fair market value of the shares on the date of vesting (i.e. on the date that the employee acquires the right to exercise the RSU) would be subject to IIT. The same aggregation of income rules would apply where multiple equity income (suggested change to “salary income”) events occur in the same tax year. Again, Circular 35 may only be applied to the extent that the plans are registered with the competent tax authorities.

Generally, your share plan income is also subject to social security in the People’s Republic of China. However, the social contribution ceilings in China are low and you may have reached the social tax ceilings through you regular salary.

Subsequent Sale of Shares

When you sell your shares, you will be subject to capital gains tax upon the sale of your shares on the difference between the sale proceeds and the income you have recognized on the date of vesting. You are responsible for reporting the income in your personal income tax return within 7 days of the month following the month when gains are realized on the sale of shares.

Withholding and Reporting

Zoran is required to withhold income tax at the time of vesting of the restricted stock units. In addition, you are responsible for reporting the income and paying the capital gains tax in your personal income tax return within 7 days of the month following the month when gains are realized on the sale of shares.

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Zoran Corporation

Offer to Exchange: A Guide to Issues in the Republic of China (Taiwan)

This supplement has been prepared to provide employees subject to tax in the Republic of China (Taiwan) with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the closing market price of the underlying shares on the date the restricted stock units vest. Your share plan income is not subject to social security in the Republic of China (Taiwan).

Subsequent Sale of Shares

When you sell your shares, you will not be subject to capital gains tax. However, starting from year 2010, the gain may be subject to Alternative Minimum Tax (AMT) in Taiwan if your AMT income is over NTD 6,000,000.

Withholding and Reporting

Zoran is not required to withhold income tax at the time of vesting of restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of restricted stock units. The return must be filed in the period from May 1 to May 31 of each year.

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Zoran Corporation

Offer to Exchange: A Guide to Issues in South Korea

This supplement has been prepared to provide employees subject to tax in South Korea with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Your share plan income may not be subject to social security (i.e. National Pension, Medical Insurance and Unemployment taxes) in Korea.

Subsequent Sale of Shares

When you sell your shares, you will be subject to capital gains tax upon the difference between the sale proceeds and the fair market value of the shares at vesting. Generally, capital gain on a stock sale would be taxed at a flat tax rate. You may take an annual deduction on your Capital Gains Tax Return. If you file a preliminary return to report your capital gains and pay the relevant taxes on a monthly basis, you may also receive a 10% credit on the amount of capital gains tax you owe.

Withholding and Reporting

Zoran is not required to withhold income tax at the time of vesting of restricted stock units. You will be required to file a personal income tax return annually to report your income including the income at vesting of restricted stock units. The return must be filed by May 31 of each year.

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Zoran Corporation

Offer to Exchange: A Guide to Issues in the United Kingdom

This supplement has been prepared to provide employees subject to tax in the United Kingdom with a summary of the tax consequences of the proposed option exchange program; that is, the voluntary cancellation of eligible options to purchase shares of the common stock of Zoran by employees in exchange for the grant to employees of restricted stock units. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to employees in light of their particular circumstances. Please note that tax laws change frequently and occasionally they change on a retroactive basis. We advise all option holders considering participation in the exchange program to consult with their own tax or financial advisors.

If you are a citizen or resident of another country for local law purposes or work in another country during the life of the restricted stock unit award or the period before you sell any shares of Zoran common stock issued to you in settlement of the award, the information contained in this summary may not be applicable to you. You are strongly advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Option Exchange and Grant of Restricted Stock Units

You should not be subject to tax as a result of the exchange of an eligible option for restricted stock units.

Vesting of Restricted Stock Units

You will be subject to income tax at the time the restricted stock units vest. The amount subject to income tax will be the fair market value of the underlying shares on the date the restricted stock units vest. Zoran will be responsible for tax withholding under the Pay-As-You-Earn (PAYE) system in relation to the tax due on the income realized on vesting of restricted stock units and, therefore, for paying the income tax withheld to Her Majesty’s Revenue & Customs (HMRC) on your behalf. Both you and Zoran are required to pay social security (National Insurance Contributions or NIC) on the gain recognized from the vesting of restricted stock units. This will be based upon the rates prevailing at that time. Your rate of contribution will be 11% on all earnings up to £43,875 for the 2009/10 tax year; above which you will have an additional national insurance obligation of 1%, which is not subject to any earnings limit.

Subsequent Sale of Shares

When you sell your shares, you realize a capital tax event. To the extent the sales price of the shares is higher than the fair market value of the shares at exercise, you will be subject to tax on the gain realized (i.e. the sales price less the fair market value of the shares at exercise) at a flat rate of 18%.

Withholding and Reporting

Zoran is required to withhold income tax and NIC at the time of vesting of restricted stock units. You are required to file a personal income tax return annually to report your income including income earned from any employee share plans and/or gains realized on the sale of shares. You must file your annual income tax return by September 30 of the year following the end of the respective UK tax year if you wish the HMRC to calculate your tax liability. Otherwise, the return must be submitted by January 31 of the year following the end of the tax year (along with any tax due).

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